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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ZIX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

ZIX CORPORATION

2711 North Haskell Avenue
Suite 2300, LB 36
Dallas, Texas 75204-2960

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Thursday, May 6, 2004

       We will hold this year’s annual stockholders’ meeting on Thursday, May 6, 2004, at 9:00 a.m. (registration to begin at 8:30 a.m.), Central Time. We will hold the meeting at the Cityplace Conference Center, Lone Star Room, 2711 North Haskell Avenue, Second Floor, Dallas, Texas 75204. At the meeting, we will ask you to consider and vote on the following proposals:

•	a proposal to elect Michael E. Keane, James S. Marston, John A. Ryan, Antonio R. Sanchez III and Dr. Ben G. Streetman as members of our Board of Directors;

•	a proposal to approve the adoption of the Zix Corporation 2004 Stock Option Plan; and

•	a proposal to approve the adoption of the Zix Corporation 2004 Directors’ Stock Option Plan.

      We will also discuss and take action on any other business that is properly brought before the meeting or any adjournment thereof. If you were a stockholder at the close of business on March 12, 2004, you are entitled to notice of, and to vote at, the meeting or any adjournment thereof. The stock transfer books will not be closed.

      We would like you to attend the meeting, but understand that you may not be able to do so. For your convenience, and to ensure that your shares are represented and voted according to your wishes, we have enclosed a proxy card for you to use. Please vote, sign and date the proxy card and return it to us as soon as possible. We have provided you with a postage-paid envelope to return your proxy card. If you attend the meeting, you may revoke your proxy and vote in person. We look forward to hearing from you.

By Order of the Board of Directors,

Ronald A. Woessner
Senior Vice President, General Counsel & Secretary

Dallas, Texas

March 25, 2004

YOUR VOTE IS IMPORTANT.

Please vote early even if you plan to attend the annual meeting.

QUESTIONS AND ANSWERS:
Why did I receive this proxy statement?	1
I may have received more than one proxy statement. Why?	1
What will occur at the annual meeting?	1
How many votes are necessary to elect the nominees for director?	1
How many votes are necessary to approve the adoption of the Zix Corporation 2004 Stock Option Plan and Zix Corporation 2004 Directors’ Stock Option Plan?	2
What if a nominee is unwilling or unable to stand for election?	2
How do I vote if I am not planning to attend the annual meeting?	2
What if I want to change my vote?	2
How do I raise an issue for discussion or vote at the annual meeting?	2
What if my shares are in a brokerage account and I do not vote?	3
How are abstentions treated?	3
How much will this solicitation cost, and who will pay for it?	3
Where can I find the voting results of the annual meeting?	3
MORE ABOUT THE PROPOSALS:
Proposal 1: Election of Directors	4
Proposal 2: Adoption of Zix Corporation 2004 Stock Option Plan	4
Proposal 3: Adoption of Zix Corporation 2004 Directors’ Stock Option Plan	6
OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION:
Who are our directors, director nominees, executive officers and significant employees?	8
How much stock do our principal stockholders, directors, director nominees and executive officers own?	10
Section 16(a) Beneficial Ownership Reporting Compliance	12
CORPORATE GOVERNANCE:
How do our Board and its committees work?	13
What is the role of our Board’s committees?	13
How does our Board select nominees for the Board?	14
How do stockholders communicate with our Board?	16
What members of our Board are “independent” within the meaning of applicable rules and regulations?	16
Does Zix Corporation have a Code of Ethics?	16
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS:
Summary Compensation Table	17
Option Grants in 2003 to Named Executive Officers	18
Aggregated Option Exercises in 2003 and Year-end Option Values	18
Equity Compensation Plan Information	19
Employment and Severance Agreements with Certain Executive Officers	20
How are our Board members paid?	21
Certain Relationships and Related Transactions	21
Compensation Committee Interlocks and Insider Participation	22
REPORT OF BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION	22
STOCK PRICE PERFORMANCE GRAPH	24
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	24

ii

QUESTIONS AND ANSWERS

Why did I receive this proxy statement?

      On or about March 25, 2004, we will begin mailing this proxy statement and accompanying proxy card to everyone who was a holder of our shares of common stock at the close of business on March 12, 2004. We prepare a proxy statement each year to let our stockholders know when and where we will hold our annual stockholders’ meeting. This proxy statement:

•	includes information about the matters that will be discussed and voted on at the meeting, and

•	provides you with updated information about our company.

I may have received more than one proxy statement. Why?

      If you received more than one proxy statement, your shares are probably registered differently or are in more than one account. Please vote each proxy card that you received.

What will occur at the annual meeting?

      First, we will determine whether enough stockholders are present at the meeting to conduct business. A stockholder will be deemed to be “present” at the meeting if the stockholder:

•	is present in person, or

•	is not present in person but has voted by proxy card prior to the meeting.

      All common stockholders at the close of business on March 12, 2004 will be entitled to vote on matters presented at the meeting or any adjournment thereof. As of the record date, there were 30,716,748 shares of our common stock outstanding. Each share of our common stock is entitled to one vote on all matters brought before the meeting or any adjournment thereof. Our common stock stockholders are entitled to cast an aggregate of 30,716,748 votes at the meeting. The holders of a majority, or 15,358,375, of the shares of our common stock who are entitled to vote at the meeting must be represented at the meeting in person or by proxy to have a quorum for the transaction of business at the meeting and to act on the matters specified in the Notice. If holders of fewer than 15,358,375 shares are present at the meeting, we will adjourn or reschedule the meeting.

      After each proposal has been voted on at the meeting, we will discuss and take action on any other matter that is properly brought before the meeting. Our transfer agent, Computershare Investor Services, LLC, will count the votes and act as inspector of election.

      A representative of Ernst & Young LLP (we refer to it as “Ernst & Young”), our independent auditors, is expected to be present at the annual meeting and will be afforded an opportunity to make a statement, if such representative so desires, and to respond to appropriate questions.

      If enough stockholders are present at the meeting to conduct business, then we will vote on the proposals outlined in this proxy statement and any other business that is properly brought before the meeting and any adjournments thereof.

      We know of no other matters that will be presented for consideration at the annual meeting. If, however, other matters or proposals are presented and properly come before the meeting, the proxy holders intend to vote all proxies in accordance with their best judgment in the interest of Zix Corporation and our stockholders.

How many votes are necessary to elect the nominees for director?

      At the close of business on March 12, 2004, there were 30,716,748 common stock shares issued and outstanding. The five nominees receiving the highest number of “for” votes will be elected as directors. This number is called a “plurality.”

      Votes that are withheld from any director nominee will be counted in determining whether a quorum has been reached but will not affect the outcome of the vote. Assuming a quorum is present, the affirmative vote of a “plurality” of the shares of common stock voted and entitled to vote for the election of directors is required for the election of directors. Votes may be cast in favor of, or withheld from, a director nominee.

      In the election of directors, stockholders are not entitled to cumulate their votes or to vote for a greater number of persons than the number of nominees named in this proxy statement.

How many votes are necessary to approve the adoption of the Zix Corporation 2004 Stock Option Plan and Zix Corporation 2004 Directors’ Stock Option Plan?

      The affirmative vote of a majority of the shares of our common stock represented at the annual meeting and entitled to vote, if a quorum is present, is required to approve the adoption of the proposed Zix Corporation 2004 Stock Option Plan and Zix Corporation 2004 Directors’ Stock Option Plan. The same vote is generally required for action on any other matters that properly come before the meeting.

What if a nominee is unwilling or unable to stand for election?

      Each of the persons nominated for election to our Board of Directors has agreed to stand for election. However, should any nominee become unable or unwilling to accept nomination or election, no person will be substituted in his stead. The Board of Directors, in accordance with our Restated Bylaws, will by resolution reduce the number of members of our Board accordingly. Our Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and to the knowledge of the Board, each of the nominees intends to serve the entire term for which election is sought.

How do I vote if I am not planning to attend the annual meeting?

      In addition to voting in person at the meeting, you may mark your selections on the enclosed proxy card, date and sign the card and return the card in the enclosed postage-paid envelope.

      Please understand that voting by any means other than voting in person at the meeting has the effect of appointing John A. Ryan, our Chairman and Chief Executive Officer, and Steve M. York, our Senior Vice President, Chief Financial Officer and Treasurer, as your proxies. They will be required to vote on the proposals described in this proxy statement exactly as you have voted. However, if any other matter requiring a stockholder vote is properly raised at the meeting, then Messrs. Ryan and York will be authorized to use their discretion to vote on such issues on your behalf.

      We encourage you to vote now even if you plan to attend the annual meeting in person. If your shares are in a brokerage account, you may receive different voting instructions from your broker.

What if I want to change my vote?

      Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly, and where no specific direction is given on a properly executed proxy card, it will be voted FOR adoption of the proposals set forth in this proxy statement. The proxy holders will have discretion to vote on any matter properly proposed to come before the meeting that was not brought to our attention by February 9, 2004.

      You may revoke your vote on a proposal at any time before the annual meeting for any reason. To revoke your proxy before the meeting, write to our Secretary, Ronald A. Woessner, at 2711 North Haskell Avenue, Suite 2300, LB 36, Dallas, Texas 75204-2960. You may also come to the meeting and change your vote in writing.

How do I raise an issue for discussion or vote at the annual meeting?

      If you would like to submit a proposal to be included in next year’s proxy statement, you must submit your proposal in writing so that we receive it no later than November 26, 2004. We will include your proposal in our next annual proxy statement if it is a proposal that we would be required to include in our proxy statement pursuant to the rules of the Securities and Exchange Commission (we refer to it as the “SEC”). Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), proposals of stockholders must conform to certain requirements as to form and may be omitted from the proxy materials under certain circumstances. To avoid unnecessary expenditures of time and money, you are urged to review this rule and, if questions arise, consult legal counsel prior to submitting a proposal to us. Proposals should be directed to our Secretary, Ronald A. Woessner, at our principal executive offices at 2711 North Haskell Avenue, Suite 2300, LB 36, Dallas, Texas 75204-2960.

What if my shares are in a brokerage account and I do not vote?

      If your shares are in a brokerage account and you do not vote, your brokerage firm could:

•	vote your shares, if it is permitted by the Marketplace Rules of The Nasdaq Stock Market (“Nasdaq”), or

•	leave your shares unvoted.

      Under applicable rules, brokers who hold shares in street name have the authority to vote in favor of the election of the directors if they do not receive contrary voting instructions from beneficial owners. Brokers who hold shares in street name do not have the authority to vote in favor of the Zix Corporation 2004 Stock Option Plan or for the Zix Corporation 2004 Directors’ Stock Option Plan. Under applicable law, if a broker has not received voting instructions with respect to certain shares and gives a proxy for those shares, but does not vote the shares on a particular matter, those shares will not affect the outcome of the vote with respect to that matter. Such broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal. Thus, a broker non-vote will not affect the outcome of the voting on any of the proposals being considered at the meeting.

How are abstentions treated?

      Any stockholder that is present at the meeting, either in person or by proxy, but who abstains from voting, will still be counted for purposes of determining whether a quorum exists. An abstention will not be counted as an affirmative or negative vote in the election of the directors. With respect to all other matters, an abstention would have the same effect as a vote against the proposal. Our stockholders have no appraisal rights under Texas law with respect to the proposals specified in the Notice. If you sign your proxy card but do not specify how you want to vote on a proposal, then your shares will be voted FOR that proposal.

How much will this solicitation cost, and who will pay for it?

      We will bear the cost of solicitation of proxies, including the cost of preparing, printing and mailing proxy materials, and the cost of reimbursing brokers for forwarding proxy solicitation materials to their principals. We have engaged Georgeson Shareholder to assist in the solicitation of proxy materials from stockholders at a fee of approximately $6,000 plus reimbursement of reasonable out-of-pocket expenses. Proxies may also be solicited without extra compensation by our officers and employees by telephone or otherwise. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to beneficial owners of shares of our common stock, and we may reimburse them for reasonable out-of-pocket expenses incurred by them.

Where can I find the voting results of the annual meeting?

      We will announce the voting results at the meeting and will publish the results in our quarterly report on Form 10-Q for the second quarter of 2004 ending on June 30, 2004. We will file that report with the SEC by August 9, 2004, and you can get a copy by contacting either our Investor Relations office at (214) 515-7357 or the SEC at (800) SEC-0330 or http://www.sec.gov.

MORE ABOUT THE PROPOSALS

PROPOSAL 1

ELECTION OF DIRECTORS

      We will vote on the election of five members of our Board of Directors at the annual meeting. Each director serves until the next annual meeting of stockholders and until the director’s successor is duly elected and qualified, unless earlier removed in accordance with our Restated Bylaws. Officers serve at the discretion of our Board of Directors.

      The nominees for election to our Board are Michael E. Keane, James S. Marston, John A. Ryan, Antonio R. Sanchez III and Dr. Ben G. Streetman.

Name(1)	Principal Occupation	Director Since

Michael E. Keane	Senior Vice President and Chief Financial Officer, UNOVA, Inc.	1997
James S. Marston	Private Investor	1991
John A. Ryan	Chairman and Chief Executive Officer, Zix Corporation	2001
Antonio R. Sanchez III	Executive Vice President, Sanchez Oil & Gas Corporation	2003
Dr. Ben G. Streetman	Dean, College of Engineering at The University of Texas at Austin	1998

(1)	For biographical and other information regarding the nominees for director, please see “Who are our directors, director nominees, executive officers and significant employees?” below.

      OUR BOARD OF DIRECTORS URGES YOU TO VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

PROPOSAL 2

ADOPTION OF ZIX CORPORATION 2004 STOCK OPTION PLAN

      On March 13, 2004, our Board of Directors adopted the Zix Corporation 2004 Stock Option Plan (we refer to it as the “Plan”), subject to approval by our stockholders at the annual meeting. Our Board believes that the adoption of the Plan will advance the interest of our company and our stockholders by enabling us to attract and retain personnel of high caliber by offering stock-based compensation incentives. The Plan will provide all employees a sense of proprietorship through stock ownership, thus closely aligning their interests with those of our stockholders. The Plan will become effective upon approval by our stockholders and will expire ten years from such effective date, unless terminated earlier.

      A copy of the Plan is attached to this proxy statement as APPENDIX A. The following summary of certain provisions of the Plan is qualified in its entirety by reference to the full text of the Plan.

Administration

      The Plan will be administered by our Board of Directors and the Board’s Compensation Committee (the “committee”). All the members of the committee and a majority of the members of our Board of Directors are “independent” within the meaning of applicable rules and regulations. The committee will be authorized to grant awards in the form of stock options and to determine the terms and conditions relating to such options. The committee has complete authority to construe, interpret and administer the provisions of the Plan and the provisions of the agreements governing options granted thereunder. The committee will have the authority to prescribe, amend and rescind rules and regulations pertaining to the Plan and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations and interpretations made by the committee are final and conclusive.

Eligibility

      Eligibility to participate in the Plan is limited to our employees and non-employee consultants and advisors and our subsidiaries’ employees and non-employee consultants and advisors, as selected by the committee. We estimate that the number of Plan participants could be approximately 300.

Number of Shares Subject to the Plan

      Subject to adjustment as described below, the maximum number of shares of our common stock for which options may be granted under the Plan is 2,000,000 shares. We may use a portion of the available shares under the Plan for option grants to all or substantially all of our employees as a bonus incentive for achieving company defined financial metrics. In the event of a stock split, stock dividend or other relevant change affecting our common stock, the committee has the authority to make appropriate adjustments to the number of shares available for grants and to the number of shares under outstanding grants and, if applicable, the exercise price under outstanding grants made before the event in question.

Type of Awards Under the Plan

      The committee may grant options under the Plan to purchase shares of our common stock. The maximum number of shares of our common stock for which stock options may be granted under the Plan is 2,000,000 shares. No participant in the Plan may be granted stock options for more than 850,000 shares of our common stock in the aggregate during the term of the Plan. The committee will determine the number of shares subject to the option, the manner and time of the exercise of the option, the exercise price per share of stock subject to the option and other applicable conditions. The committee may grant either “nonqualified stock options” (we refer to these as “NQSOs”) or “incentive stock options” (we refer to these as “ISOs”) pursuant to Section 422 of the Internal Revenue Code, as amended, or both. The exercise price of ISOs may not be less than the fair market value of our common stock on the date of grant (and not less than 110% of the fair market value in the case of options granted to an optionee owning 10% or more of our outstanding common stock). The exercise price for NQSOs may not be less than 100% of the fair market value of our common stock on the date of grant. The exercise price may, at the discretion of the committee, be paid in cash, shares of our common stock or a combination thereof. We may make financing available to the optionee on such terms as the committee shall specify. The effect of an optionee’s termination of employment by reason of death, retirement, disability or otherwise and other conditions that will apply to the exercise of the option will be specified in the option agreement evidencing the grant of the option. ISOs granted to an optionee who owns 10% or more of our outstanding common stock may not be exercisable more than five years after the date of grant (or such other time period as the Internal Revenue Code may require). NQSOs and all other ISOs may not be exercisable more than ten years after the date of grant.

Amendment and Termination

      Our Board of Directors may amend, abandon, suspend or terminate the Plan or any portion thereof at any time. No amendment shall, however, be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement. No options may be granted under the Plan after May 6, 2014.

Change in Control

      In order to preserve the rights of participants in the event of a change in control of Zix Corporation, the committee in its discretion may, at the time a grant is made or any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise of an option, (ii) provide for the purchase of the option upon the participant’s request for an amount of cash or other property that could have been received upon the exercise or realization of the option had the option been currently exercisable or payable, (iii) adjust the terms of the option in a manner determined by the committee to reflect the change in control, (iv) cause an option to be assumed, or new rights substituted therefor, by another entity or (v) make such other provisions as the committee may consider equitable and in the best interest of Zix Corporation.

Federal Income Tax Consequences

      Under current U.S. federal tax law, the following are the U.S. federal income tax consequences generally arising with respect to stock option awards under the Plan.

      An employee receiving NQSOs will not realize any taxable income, and we will not be entitled to any federal income tax deduction, at the time the NQSO is granted. At the time the NQSO is exercised, however, the employee generally will realize ordinary income in an amount equal to the excess of the fair market value of our common stock on the date of exercise over the option price paid, and we will generally be entitled to a corresponding federal income tax deduction. Upon the sale of our common stock acquired upon exercise of a NQSO, the employee generally will recognize capital gain or loss.

      Any employee receiving ISOs generally will not realize taxable income, and we will not be entitled to a federal income tax deduction, at the time an ISO is granted or at the time the ISO is exercised. However, there may be certain alternative minimum tax consequences to the employee resulting from the exercise of an ISO. Upon a sale of our common stock acquired upon exercise of an ISO, the employee generally will realize a capital gain or capital loss, and we will receive no deduction, so long as the sale does not occur within two years of the date of the grant of the ISO or within one year from the date the shares were transferred to the employee upon the exercise of the ISO. If a sale does occur within two years of the date of grant or one year of the transfer date, however, part or all of the income recognized by the employee may be treated as ordinary income. Under such circumstances, we could be entitled to a federal income tax deduction equal to the ordinary income recognized by the employee.

Summary

      Our Board of Directors believes that the Plan is in the best interest of our company and our stockholders and is necessary to enable us to attract and retain highly qualified personnel. The affirmative vote of a majority of the shares of our common stock represented at the annual meeting and entitled to vote, if a quorum is present, is required to approve the adoption of the Plan.

      OUR BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE FOR THE ADOPTION OF THE PROPOSED ZIX CORPORATION 2004 STOCK OPTION PLAN.

PROPOSAL 3

ADOPTION OF ZIX CORPORATION 2004 DIRECTORS’ STOCK OPTION PLAN

      Our Board of Directors adopted the Zix Corporation 2004 Directors’ Stock Option Plan in March 2004 (we refer to it as the “Directors’ Plan”), subject to approval by our stockholders at the annual meeting. Our Board believes that the adoption of the Directors’ Plan will strengthen our ability to attract and retain non-employee directors of high caliber by encouraging a sense of proprietorship through stock ownership. The Directors’ Plan provides for the automatic grant of options to acquire shares of our common stock to non-employee directors, as described below. The Directors’ Plan will become effective upon approval by our stockholders. We anticipate that the number of shares authorized for issuance under the Directors’ Plan will be sufficient until the Company’s 2005 annual meeting of shareholders. The proposed Directors’ Plan replaces our current 1999 Directors’ Stock Option Plan, which has no options available for grant. See “How are our Board members paid?” on page 21 for a description of our current 1999 Directors’ Stock Option Plan.

      A copy of the Directors’ Plan is attached to this proxy statement as APPENDIX B. The following summary of certain provisions of the Directors’ Plan is qualified in its entirety by reference to the full text of the Directors’ Plan.

Administration

      The Directors’ Plan will be administered by our Board of Directors and the Board’s Compensation Committee (the “committee”). The Directors’ Plan provides for the automatic grant of stock options to the non-employee members of our Board of Directors. The committee has complete authority to construe, interpret and administer the provisions of the Directors’ Plan and the provisions of the agreements governing options granted thereunder. The committee has the authority to prescribe, amend and rescind rules and regulations pertaining to the Directors’ Plan and to make all other determinations necessary or deemed advisable in the administration of the Directors’ Plan. The determinations and interpretations made by the committee are final and conclusive. All the members of the committee and a majority of the members of our Board of Directors are “independent” within the meaning of applicable rules and regulations.

Eligibility

      Eligibility to participate in the Directors’ Plan is limited to our non-employee directors. As of February 20, 2004, we had four non-employee directors.

Automatic Grants of Options

      The Directors’ Plan provides that on the day that a non-employee director is first appointed or elected to our Board of Directors, such director will be granted nonqualified options to purchase 25,000 shares of our common stock. These options vest quarterly and pro-rata over one year from the grant date, and the exercise price is 100% of the common stock price on the grant date.

      Also, on the first business day of January of each year during the term of the Directors’ Plan, each non-employee director that has served on our Board for at least six months as of the grant date will be granted nonqualified options to purchase a number of shares of our common stock equal to the greater of (i) one-half of one percent of the number of our outstanding shares (measured as of the prior December 31) or (ii) 200,000 shares, divided by the greater of (i) five or (ii) the number of non-employee directors that have served on our Board for at least 6 months as of the grant date. The options will vest quarterly and pro-rata over three years from the grant date and the option exercise price will be 100% of our common stock price on such day. Messrs. Keane, Marston, Sanchez and Dr. Streetman will, assuming continued service on our Board of Directors, be eligible to receive these annual grants.

      Also, the Directors’ Plan will provide that any non-employee director that was not eligible to receive an option grant in January 2004 under our current 1999 Directors’ Stock Option Plan shall be entitled to receive an option grant covering 50,000 shares, effective the date of the 2004 annual stockholders meeting. The exercise price of these options will be 100% of the common stock price on such date. These options will vest quarterly and pro-rata over three years. Mr. Sanchez will, assuming continued service on our Board of Directors, be the only director eligible to receive this option grant.

Number of Shares Subject to the Directors’ Plan

      Subject to adjustment as described below, the maximum number of shares of our common stock for which options may be granted under the Directors’ Plan is 300,000 shares. In the event of a stock split, stock dividend or other relevant change affecting our common stock, the committee has the authority to make appropriate adjustments to the number of shares available for grants and to the number of shares under outstanding grants and, if applicable, the exercise price under outstanding grants made before the event in question.

Amendment and Termination

      Our Board of Directors may amend, abandon, suspend or terminate the Directors’ Plan or any portion thereof at any time. No amendment, however, shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement.

Federal Income Tax Consequences

      An optionee will not realize any taxable income, and we will not be entitled to any federal income tax deduction, at the time the option is granted. At the time the option is exercised, however, the optionee generally will realize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the option price paid, and we will generally be entitled to a corresponding federal income tax deduction.

      OUR BOARD OF DIRECTORS URGES YOU TO VOTE FOR THE ADOPTION OF THE ZIX CORPORATION 2004 DIRECTORS’ STOCK OPTION PLAN.

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

Who are our directors, director nominees, executive officers and significant employees?

      The following table sets forth, as of February 20, 2004, the names of our directors, director nominees, executive officers and other significant employees and their respective ages and positions:

Name	Age	Position

Bradley C. Almond	37	Vice President, Investor Relations and Mergers and Acquisitions
Dennis F. Heathcote	47	Vice President, Sales and Marketing
Michael E. Keane(1)(2)(3)	48	Director
James S. Marston(1)(2)(3)	70	Director
Russell J. Morgan	43	Vice President, Client Services
Daniel S. Nutkis	38	Executive Vice President and Chief Strategy Officer
David J. Robertson	45	Vice President, Engineering
John A. Ryan	47	Director, Chairman and Chief Executive Officer
Antonio R. Sanchez III	29	Director
Richard D. Spurr	50	President and Chief Operating Officer
Dr. Ben G. Streetman(1)(2)(3)	64	Director
Ronald A. Woessner	46	Senior Vice President, General Counsel and Secretary
Steve M. York	53	Senior Vice President, Chief Financial Officer and Treasurer

(1)	Member of the Audit Committee.

(2)	Member of the Nominating and Corporate Governance Committee.

(3)	Member of the Compensation Committee.

      Bradley C. Almond joined our company in November 2003 as Vice President, Investor Relations and Mergers and Acquisitions. From April 1998 to November 2003, Mr. Almond worked at Entrust, Inc, where he held a variety of management positions, including President Entrust Japan (in Tokyo, Japan), General Manager Entrust Asia and Latin America, Vice President of Finance and Vice President of Sales and Customer Operations. Prior to Entrust, Mr. Almond was employed by Nortel Networks in their Dallas, Texas and then Paris, France offices in various finance and operations roles, including product line controller. Prior to Nortel, Mr. Almond was employed by KPMG Peat Marwick. Mr. Almond is a licensed Certified Public Accountant with a degree in accounting from Texas A&M and master degrees in business administration and international management from the University of Texas.

      Dennis F. Heathcote joined our company in December 2001 and serves as Vice President, Sales and Marketing. From May 1998 until June 2001, Mr. Heathcote worked at Entrust, Inc., where he held a variety of senior sales and management positions, including Vice President and General Manager of Entrust.net, Inc., Entrust, Inc.’s business unit focused on providing e-business trust solutions for wired and wireless networks, from October 1999 until June 2001. In addition, Mr. Heathcote, a Canadian Chartered Accountant, has more than 20 years of experience in senior sales, finance and business administration roles in the software and technology industry, including more than ten years with IBM and IBM Global Services.

      Michael E. Keane was elected to our Board in November 1997. Mr. Keane has been Senior Vice President and Chief Financial Officer of UNOVA, Inc. since November 1997. UNOVA, Inc. comprises the former industrial technology businesses spun off from Western Atlas, Inc. in October 1997, where Mr. Keane was also Senior Vice President and Chief Financial Officer from October 1996 until October 1997 and Vice President and Treasurer from March 1994 until October 1996. Prior to that, he held various management positions with Litton Industries, Inc. from June 1981 until March 1994. Prior to that Mr. Keane was employed in the Chicago office of PriceWaterhouse. He received his Certified Public Accountant certification in 1977.

      James S. Marston was elected to our Board in September 1991. From September 1987 through February 1998, Mr. Marston served as a Senior, or Executive, Vice President and the Chief Information Officer of APL Limited, a U.S.-based intermodal shipping company. Between 1986 and 1987, Mr. Marston served as President of AMR Technical Training Division, AMR Corporation. From 1982 until 1986, he was Vice President of Data Processing and Communications for American Airlines, in which position he was in charge of the Sabre reservations system and related technologies.

      Russell J. Morgan joined our company in September 2002 and serves as Vice President, Client Services. From February 1997 until August 2002, he worked at Entrust, Inc. where he held a variety of senior management positions, including director, professional services and senior director, Entrust.net. At Entrust, Mr. Morgan was responsible for founding and building the Professional Services organization and building and operating a WebTrust certified secure data center for issuing digital certificates to business customers. Prior to joining Entrust, Mr. Morgan held a number of key management positions at Lockheed Martin, where he specialized in secure messaging and military command and control systems. Mr. Morgan is a professional engineer with over 20 years experience in delivering customer-focused technology solutions.

      Daniel S. Nutkis joined our company in February 2002 and serves as Executive Vice President and Chief Strategy Officer. He was previously a consultant to PricewaterhouseCoopers LLP in 2001, serving as head of health care for the firm’s subsidiary, beTRUSTed. Before working for PricewaterhouseCoopers, in January 2000 he founded (and served as Chief Executive Officer of) Medtegrity Inc., a provider of health care industry-accepted identification, authentication, security and privacy services. Prior to founding Medtegrity, during 1999 Mr. Nutkis was Chairman of the Odin Group, a health care information technology research firm. Prior to that, Mr. Nutkis worked at Ernst & Young for over ten years where he held many positions, including National Director of the firm’s Health Care Emerging Technology practice, and Chief Executive Officer of ConnectedHealth.Net, one of the firm’s knowledge management subsidiaries.

      David J. Robertson joined our company in March 2002 and serves as Vice President, Engineering. Mr. Robertson has over 20 years of experience in the telecommunications and Internet industries, with specific expertise in network architecture, security and protocols, PBX and Key System design in circuit and packet environments and broadband and cellular access systems. He has also worked extensively in product areas involving 802.11, DECT and other unlicensed wireless access standards. Mr. Robertson has contributed to the early stages of Telecommunications Standards’ definition for the Unlicensed Wireless Industry in the U.S. and Canada and to the finalization of the ADSI standard for enhanced telecommunications carrier service deployment. He participated in pioneering efforts toward end-to-end voice quality standards for Quality of Service in many wireline and wireless domains. He is a member of multiple company advisory boards and serves with the City of Richardson Chamber of Commerce.

      John A. Ryan joined our company in November 2001 and serves as Chief Executive Officer, director and Chairman of our Board. Mr. Ryan previously served as our President, which position was assumed by Mr. Spurr when he joined our company in January 2004. From January 1997 through January 2001, he served as President, Chief Executive Officer and director of Entrust, Inc., a company for which he led the private placement in 1996 and took public in August 1998. Prior to that, Mr. Ryan held a number of senior management positions in general management, marketing and sales, and finance with Nortel Networks, with his most recent position being Vice President and General Manager of Nortel’s global multimedia and Internet projects unit. Before joining Nortel, Mr. Ryan worked for Deloitte Touche LLP and was awarded his Canadian Chartered Accountant designation in 1981. He has also served as an advisory board member to Scopus Technologies. Prior to joining our company, Mr. Ryan formed ARM Technologies, a privately-held

Internet consulting and services company, in February 2001. He is on the Board of Trustees for the Hart eCenter at Southern Methodist University.

      Antonio R. Sanchez III was elected to our Board in May 2003 and is enrolled in the Master of Business Administration Program at Harvard University. Since October 2001, he has been Executive Vice President of Sanchez Oil & Gas Corporation. He is a 1997 graduate of Georgetown University, where he received a Bachelor of Science Degree in Business Administration with a concentration on Accounting and Finance and a minor in Economics. From 1997 through 1999, he was employed as an analyst in the mergers and acquisitions group in the New York City office of JP Morgan. From 1999 through 2001, he worked at our company in a variety of positions, including sales and marketing, product development and investor relations. He is currently involved in the day-to-day operations of Sanchez Oil & Gas.

      Richard D. Spurr joined our company in January 2004 and serves as President and Chief Operating Officer. Mr. Spurr brings 30 years of global IT experience in building sales, marketing, service and operations in both corporate and fast-growing environments, most recently as Senior Vice President, Worldwide Sales, Marketing and Business Development for Securify, Inc. beginning March 2003. From 1974 until 1990, Mr. Spurr worked for IBM where, as Regional Manager, he was responsible for over 1,000 employees, and as Group Director in Tokyo, for a $1.2 billion business throughout the Asia Pacific Region. Mr. Spurr then took two start-ups, SEER Technologies, Inc. and Entrust, Inc., from early stages through IPOs and beyond. Under his leadership, both companies increased revenue over eight-fold in three years, with Entrust, Inc.’s revenue topping $148 million a year.

      Dr. Ben G. Streetman was elected to our Board in July 1998. Dr. Streetman is Dean of the College of Engineering at The University of Texas at Austin and holds the Dula D. Cockrell Centennial Chair in Engineering. He is a Professor of Electrical and Computer Engineering and was the founding director of the Microelectronics Research Center, The University of Texas at Austin, from 1984 until 1996. Dr. Streetman also serves as a director of National Instruments Corporation.

      Ronald A. Woessner joined our company in April 1992 as General Counsel and was subsequently appointed Secretary and Senior Vice President. He was previously a corporate and securities attorney with the Dallas-based law firm of Johnson & Gibbs, P.C., where he specialized in public and private equity and debt financings, mergers and acquisitions, and leveraged buy-outs.

      Steve M. York joined our company in April 1990 as Vice President, Chief Financial Officer and Treasurer and was subsequently appointed Senior Vice President. Mr. York, a Certified Public Accountant, previously held various financial management positions with commercial operating companies and was employed by Arthur Young & Co. (now Ernst & Young).

How much stock do our principal stockholders, directors, director nominees and executive officers own?

      Set forth below is information as of February 20, 2004 concerning:

•	each stockholder known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	the shareholdings of each of our directors, director nominees and named executive officers with respect to our common stock; and

•	the shareholdings of all directors and executive officers as a group with respect to our common stock.

Common Stock Security Ownership of Certain

Beneficial Owners and Management Table

	Amount and Nature of Beneficial
	Ownership(1)(2)

	Number of Common	Percentage of Total
	Stock Shares	Common Stock Shares
Beneficial Owner	Beneficially Owned	Outstanding(3)

George W. Haywood(4)	4,939,203	16.0%
c/o Cronin & Vris, LLP 380 Madison Avenue, 24th Floor New York, New York 10017
Dennis F. Heathcote(5)	125,695	*
Michael E. Keane(6)	191,515	*
James S. Marston(6)	201,515	*
Daniel S. Nutkis(6)	32,291	*
David J. Robertson(6)	126,564	*
John A. Ryan(7)	1,485,309	4.69%
Antonio R. Sanchez, Jr.(8)	2,674,479	8.67%
Post Office Box 2986 Laredo, Texas 78044
Antonio R. Sanchez III(9)	426,466	1.39%
Richard D. Spurr(6)	162,500	*
Dr. Ben G. Streetman(6)	141,207	*
Vertical Fund I, L.P.; Vertical Fund II, L.P. and Stephen D. Baksa(10)	1,785,510	5.84%
25 DeForest Avenue Summit, New Jersey 07901
Ronald A. Woessner(11)	99,478	*
Steve M. York(12)	104,692	*
All directors and executive officers as a group (13 persons)	3,154,974	9.56%

*	Denotes ownership of less than 1%.

(1)	Reported in accordance with the beneficial ownership rules of the SEC. Unless otherwise noted, each stockholder listed in the table has both sole voting and sole investment power over the common stock shown as beneficially owned, subject to community property laws where applicable.

(2)	Unless otherwise noted, the address for each beneficial owner is c/o Zix Corporation, 2711 North Haskell Avenue, Suite 2300, LB 36, Dallas, Texas 75204-2960.

(3)	Percentages are based on the total number of shares of our common stock outstanding at February 20, 2004. Shares of our common stock that were not outstanding but could be acquired upon exercise of an option or other convertible security within 60 days of February 20, 2004 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by a particular person. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

(4)	As reported in Mr. Haywood’s most recent Form 4, filed January 29, 2004. Includes (i) 41,500 shares that are owned by family members of Mr. Haywood, (ii) 115,000 shares owned jointly by Mr. Haywood and a family member and (iii) 305,986 shares of common stock currently issuable to him upon exercise of certain warrants.

(5)	Includes 125,002 shares that Mr. Heathcote has the right to acquire under outstanding stock options that are currently exercisable or become exercisable within 60 days of February 20, 2004.

(6)	This individual has the right to acquire these shares under outstanding stock options that are currently exercisable or that become exercisable within 60 days of February 20, 2004.

(7)	Includes (i) 1,050,000 shares that Mr. Ryan has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of February 20, 2004 and (ii) 66,518 shares currently issuable upon exercise of certain warrants.

(8)	Includes (i) 1,763,770 shares held by Mr. Sanchez, Jr. directly, (ii) 9,375 shares held by family members of Mr. Sanchez, Jr., (iii) 91,123 shares held by trusts for which he serves as trustee or co-trustee, (iv) 523,592 shares held by SANTIG, Ltd., a family limited partnership for which he owns and controls the managing general partner, Sanchez Management Corporation, (v) 153,583 shares that may be acquired by him within 60 days of February 20, 2004 upon exercise of outstanding options and (vi) 133,036 shares currently issuable to Mr. Sanchez, Jr. and SANTIG, Ltd. upon exercise of certain warrants. Mr. Sanchez, Jr. is a former director and father of current director Antonio R. Sanchez III.

(9)	Includes (i) 167,000 shares held by Mr. Sanchez III directly, (ii) 170,121 shares held by a trust for which he serves as co-trustee, along with 44,345 shares issuable to the trust upon exercise of certain warrants and (iii) 45,000 shares that he has the right to acquire under outstanding options and stock options that are currently exercisable or that become exercisable within 60 days of February 20, 2004. Mr. Sanchez III is the son of Antonio R. Sanchez, Jr., a former director.

(10)	As reported in a combined Schedule 13G, filed January 30, 2004, by Vertical Fund I, L.P.; Vertical Fund II, L.P. and Stephen D. Baksa. The sole general partner of the two funds is The Vertical Group, L.P., and Mr. Baksa is a general partner of The Vertical Group, L.P. Therefore, the two funds and Mr. Baksa may be deemed to constitute a “group” (as used in Section 13(d)(3)), and Mr. Baksa may be deemed the beneficial owner of the shares owned by each fund. Mr. Baksa disclaims beneficial ownership of the shares owned by the funds except to the extent of his indirect pecuniary interest therein.

(11)	Includes 87,626 shares that Mr. Woessner and his spouse have the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of February 20, 2004. Mr. Woessner disclaims beneficial ownership with respect to 43,813 of these option shares.

(12)	Includes 103,637 shares that Mr. York has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of February 20, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under the securities laws of the U.S., our directors, officers and any beneficial owner of more than 10% of our outstanding common stock (collectively, “insiders”) are required to report their initial ownership of our common stock and any subsequent changes in their ownership to the SEC. The SEC’s rules require insiders to provide us with copies of all reports that the insiders file with the SEC pursuant to Section 16(a) of the Exchange Act. Specific due dates have been established by the SEC, and we are required to disclose any failure to file by those dates. Based upon our review of filings with the SEC and written representations that no other reports were required to be filed, we believe that our insiders complied with all Section 16(a) filing requirements applicable to them during 2003, with the exception of the following. During 2003, Messrs. Heathcote, Nutkis, Woessner and York and former employee Wael Mohamed each failed to timely file one Form 4 with respect to a grant of employee stock options in January 2003, and Messrs. Almond and Nutkis each failed to timely file one Form 4 with respect to a grant of employee stock options in December 2003. Also during 2003, Messrs. Keane and Marston and Dr. Streetman failed to timely file one Form 4 with respect to the grant of director stock options. In all cases, the filings were promptly made as soon as the oversight was discovered.

CORPORATE GOVERNANCE

      We are in compliance with the current corporate governance requirements imposed by the Sarbanes-Oxley Act of 2002 and the Nasdaq Marketplace Rules. We will continue to modify our policies and procedures to ensure compliance with developing standards in the corporate governance area. Set forth below is information regarding the meetings of our Board during fiscal year 2003, a description of the standing committees of the Board and additional highlights of our corporate governance policies and procedures.

How do our Board and its committees work?

      Our business is managed under the direction of our Board of Directors. Our Board presently consists of five members. The Board meets during the year to review significant developments and to act on matters requiring Board approval. The Board met on ten occasions during the year ended December 31, 2003. Each of the current directors attended at least 75% of all meetings of our Board called during the time he served as a director in the past fiscal year. Each of the current directors attended at least 75% of all meetings of each committee of our Board on which he served in the past fiscal year.

What is the role of our Board’s committees?

      Our Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee to devote attention to specific subjects and to assist our Board in discharging its responsibilities.

Audit Committee

      Our Audit Committee is currently comprised of Michael E. Keane, James S. Marston and Dr. Ben G. Streetman and is chaired by Mr. Keane. All of the Audit Committee members are non-employee directors and are “independent” within the meaning of applicable rules and regulations. The function of the Audit Committee is described below under the heading “Report of the Audit Committee of the Board of Directors.” The Audit Committee operates under a written charter adopted by our Board, a copy of which is attached hereto as APPENDIX C and is available on our Website at www.zixcorp.com under the heading “Corporate Governance.” The Audit Committee met on five occasions during the year ended December 31, 2003. The information regarding the audit charter and committee independence shall not be deemed to be incorporated by reference in any filing by us under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate this information by reference.

Independent Auditor Fee Information

      Our independent auditing firm for 2003 was Ernst & Young. Following is a summary of Ernst & Young’s fees for the years ended December 31, 2002 and 2003:

	2003	2002

Audit Fees(1)	$233,660	$154,110
Audit-Related Fees(2)	21,543	20,896
Tax Fees(3)	7,484	29,953
All Other Fees	—	—

Total Fees	$262,687	$204,959

(1)	Audit fees consist of the annual audits of our consolidated financial statements included in Form 10-K and the quarterly reviews of our consolidated financial statements included in Form 10-Q, as well as accounting advisory services related to financial accounting matters, and services related to filings made with the SEC.

(2)	Audit-related fees consist of the required audits of our employee benefit plan, access to Ernst & Young’s online research tool and Sarbanes-Oxley Section 404 consultations.

(3)	Tax fees include assistance with certain tax compliance matters and various tax planning consultations.

Audit Committee Pre-Approval Policy

      Our Audit Committee is required to pre-approve the audit and nonaudit services to be performed by our independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Annually, our independent auditor will present to our Audit Committee services expected to be performed by the independent auditor over the next 12 months. Our Audit Committee will review and, as it deems appropriate, pre-approve those services. The services and estimated fees are to be presented to our Audit Committee for consideration in the following categories: Audit, Audit-Related, Tax and All Other (each as defined in Schedule 14A of the Exchange Act). For each service listed in those categories, our Audit Committee is to receive detailed documentation indicating the specific services to be provided. The term of any pre-approval is 12 months from the date of pre-approval, unless our Audit Committee specifically provides for a different period. Our Audit Committee will review on at least a quarterly basis the services provided to date by the independent auditor and the fees incurred for those services. Our Audit Committee may also revise the list of pre-approved services and related fees from time-to-time, based on subsequent determinations. All of the services provided by the independent auditor were approved by our Audit Committee and such services were performed by full-time, permanent employees of the independent auditor.

Compensation Committee

      Our Compensation Committee is currently comprised of Messrs. Keane and Marston and Dr. Streetman and is chaired by Mr. Marston. All of the members of the Compensation Committee are “independent” within the meaning of applicable rules and regulations. The function of this committee is described below under the heading “Report of Board of Directors on Executive Compensation.” The Compensation Committee operates under a written charter that is available on our Website at www.zixcorp.com under the heading “Corporate Governance.” The Compensation Committee met on one occasion during the year ended December 31, 2003.

Nominating and Corporate Governance Committee

      Our Board of Directors did not have a standing Nominating Committee during the year ended December 31, 2003; however, it currently has a Nominating and Corporate Governance Committee whose written charter is available on our Website at www.zixcorp.com under the heading “Corporate Governance.” Under the charter, the committee’s principal responsibilities include: identifying individuals qualified to become members of our Board and recommending candidates for reelection as directors; developing and recommending to the Board a set of corporate governance principles applicable to our company; and taking a leadership role in shaping the corporate governance of our company, including the composition of the Board and its committees. Our Nominating and Corporate Governance Committee is currently comprised of Messrs. Keane and Marston and Dr. Streetman and is chaired by Dr. Streetman. All of the members of the Nominating and Corporate Governance Committee are “independent” within the meaning of applicable rules and regulations.

      The Nominating and Corporate Governance Committee will consider director nominees recommended by our stockholders. Stockholders desiring to submit nominations for Board members to be included in next year’s proxy statement should forward them no later than November 26, 2004 to Ronald A. Woessner, Secretary, at our principal executive offices at 2711 North Haskell Avenue, Suite 2300, LB 36, Dallas, Texas 75204-2960. See “How does our Board select nominees for the Board?” below for further information. The final selection of director nominees is within the sole discretion of our Board.

How does our Board select nominees for the Board?

      The Nominating and Corporate Governance Committee has a policy with respect to the consideration of director candidates recommended by stockholders. The policy provides that any stockholder of record who is entitled to vote for the election of directors at a meeting called for that purpose may nominate persons for election to our Board of Directors, subject to the following requirements.

      A stockholder desiring to nominate a person for election to our Board of Directors must send a written notice to our General Counsel no later than November 26, 2004, as set forth in “How do I raise an issue for discussion or vote at the annual meeting?” above. The written notice is to include the following information: (i) the name of the candidate; (ii) the address, phone and fax number of the candidate; (iii) a statement signed by the candidate that certifies that the candidate wishes to be considered for nomination to our Board of Directors, explains why the candidate believes that he or she meets the minimum Director Qualification Criteria (discussed below) and would otherwise be a valuable addition to our Board of Directors, and states the number of shares of our stock that are beneficially owned by such candidate; and (iv) all information required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act.

      Our Board of Directors has set forth minimum qualifications (“Director Qualification Criteria”) that a recommended candidate must possess. All candidates must have the following characteristics, if they are to be considered to serve on our Board of Directors as an “independent” director:

•	The highest personal and professional ethics, integrity and values;

•	Broad-based skills and experience at an executive, policy-making level in business, academia, government or technology areas relevant to our activities;

•	A willingness to devote sufficient time to become knowledgeable about our business and to carry out his or her duties and responsibilities effectively;

•	A commitment to serve on our Board for two years or more at the time of his or her initial election; and

•	Be between the ages of 30 and 70, at the time of his or her initial election.

Candidates who will serve on the Audit Committee must have the following additional characteristics:

•	All candidates must meet additional independence requirements in accordance with applicable rules and regulations;

•	All candidates must have the ability to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement; and

•	One member of the Audit Committee must meet the requirements of an “audit committee financial expert” under SEC rules and regulations.

Other factors considered in candidates may include, but are not limited to, the following:

•	Experience in the technology areas relevant to our activities;

•	Experience as a director or executive officer of a large public company;

•	Experience as an independent public accountant;

•	Significant academic experience in a field of importance to our company;

•	Recent experience in an operating role at a large company; and

•	Other relevant information.

The Nominating and Corporate Governance Committee’s process for identifying and evaluating director candidates is as follows:

•	The Chairman of our Board, the Nominating and Corporate Governance Committee or other Board members identify the need to add new members to the Board with specific criteria or to fill a vacancy on the Board.

•	The Chair of the Nominating and Corporate Governance Committee initiates a search, working with staff support and seeking input from the members of the Board and senior management, and hiring a search firm, if necessary.

•	The Nominating and Corporate Governance Committee identifies an initial slate of candidates, including any recommended by stockholders and accepted by the Nominating and Corporate Governance Committee, after taking account of the Director Qualification Criteria.

•	The Nominating and Corporate Governance Committee determines if any Board members have contacts with identified candidates and if necessary, uses a search firm.

•	The Chairman of the Board, the Chief Executive Officer and at least one member of the Nominating and Corporate Governance Committee interview prospective candidate(s).

•	The Nominating and Corporate Governance Committee keeps the Board informed of the selection progress.

•	The Nominating and Corporate Governance Committee meets to consider and approve final candidate(s).

      These procedures do not create a contract between our company, on the one hand, and a company stockholder(s) or a candidate recommended by a stockholder(s), on the other hand. We reserve the right to change these procedures at any time, consistent with the requirements of applicable law, rules and regulations.

      The Nominating and Corporate Governance Committee presents selected candidate(s) to the Board and seeks full Board endorsement of such candidate(s). There is no third party that we pay to assist in identifying or evaluating potential director nominees.

How do stockholders communicate with our Board?

      Stockholders interested in communicating with our Board of Directors may do so by writing to our General Counsel, Ronald A. Woessner, at 2711 North Haskell Avenue, Suite 2300, LB 36, Dallas, Texas 75204-2960. Our General Counsel will review all stockholder communications. Those that appear to contain subject matter reasonably related to matters within the purview of our Board of Directors will be forwarded to the entire Board or the individual Board member to whom the communication was addressed. Obscene, threatening or harassing communications will not be forwarded. We encourage the members of our Board to attend our annual meeting of stockholders, although attendance is not mandatory. None of our outside directors attended the 2003 annual meeting of stockholders.

What members of our Board are “independent” within the meaning of applicable rules and regulations?

      A majority of our Board of Directors must be “independent” within the meaning of applicable rules and regulations. The Board has determined that Messrs. Keane and Marston and Dr. Streetman are “independent” according to these rules and regulations.

Does Zix Corporation have a Code of Ethics?

      We have a Code of Business Conduct, which applies to all of our employees, officers and directors, including a “Code of Ethics,” which applies to our Chief Executive Officer and senior financial officials (the “Code”). The Code is available on our Website at www.zixcorp.com under the heading “Corporate Governance.” Any waiver of the Code will be publicly disclosed as required by applicable law, rules and regulations.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

      The following table sets forth the compensation paid to our named executive officers for services rendered to our company for the periods indicated:

					Long-Term Compensation

					Awards		Payouts
		Annual Compensation
						Number of
		Salary	Bonus		Restricted	Securities
		(Cash and	(Cash and	Other Annual	Stock	Underlying	LTIP	All Other
Name and Principal Position	Year	Non-cash)	Non-cash)	Compensation	Award(s)	Options	Payouts	Compensation

John A. Ryan	2003	$300,000	$160,000	$—	$—	—	$—	$—
Chairman and	2002	300,000	200,000	—	—	—	—	—
Chief Executive Officer	2001	37,500	1,000,000 (3)	—	—	1,050,000	—	—

Dennis F. Heathcote	2003	185,417	73,750	—	—	50,000	—	46,301	(1)
Vice President,	2002	172,900	75,000	—	—	25,000	—	58,930	(1)
Sales and Marketing	2001	9,000	—	—	—	100,000	—	—

Daniel S. Nutkis	2003	200,000	132,500	—	—	175,000	—	259,962	(2)
Executive Vice President,	2002	183,337	70,833	—	—	100,000	—	108,291	(2)
and Chief Strategy Officer	2001	—	—	—	—	—	—	—

David J. Robertson	2003	200,000	67,500	—	—	50,000	—	5,000	(4)
Vice President, Engineering	2002	158,333	25,000	—	—	125,000	—	2,771	(4)
	2001	—	—	—	—	—	—	—

Ronald A. Woessner	2003	216,000	41,500	—	—	8,791	—	5,000	(4)
Senior Vice President, General	2002	216,000	—	—	—	75,000	—	3,500	(4)
Counsel and Secretary	2001	216,000	—	—	—	—	—	8,123	(4)

Steve M. York	2003	216,000	41,500	—	—	50,000	—	5,000	(4)
Senior Vice President,	2002	216,000	25,000	—	—	125,000	—	3,500	(4)
Chief Financial Officer and	2001	216,000	—	—	—	50,000	—	2,975	(4)
Treasurer

(1)	Includes $8,641 for contributions to our 401(k) Retirement Plan and Employee Stock Purchase Plan and $50,289 for move-related costs paid to Mr. Heathcote in 2002. Includes $12,658 for contributions to our 401(k) Retirement Plan and Employee Stock Purchase Plan and $33,643 for move-related costs paid to Mr. Heathcote in 2003.

(2)	Mr. Nutkis was engaged by our company as a consultant in 2002 when acting as an executive officer of our company. The amounts in 2002 represent housing costs and living expenses paid to or on behalf of Mr. Nutkis. The amounts in 2003 represent moving costs, housing costs and living expenses paid to or on behalf of Mr. Nutkis.

(3)	Served as our Chairman, President and Chief Executive Officer from November 2001 until January 2004 and currently serves as our Chairman and Chief Executive Officer. The 2001 bonus to Mr. Ryan consisted of 152,672 shares of our common stock valued at $1,000,000.

(4)	Represents our contributions to our 401(k) Retirement Plan or Employee Stock Purchase Plan.

Option Grants in 2003 to Named Executive Officers

      We made the following stock option grants to our named executive officers during the year ended December 31, 2003:

	Individual Grants					Potential Realizable
						Value at Assumed
	Number of		% of Total			Annual Rates of Stock
	Securities		Options			Price Appreciation
	Underlying		Granted to	Exercise		for Option Term
	Options		Employees	Price Per	Expiration
Name	Granted		in 2003	Share	Date	5%	10%

John A. Ryan	—		—	$—	—	$—	$—
Dennis F. Heathcote	50,000	(1)	2.05	4.38	01/21/2013	137,500	349,000
Daniel S. Nutkis	75,000	(2)	3.08	4.38	01/21/2013	206,250	523,500
	100,000	(3)	4.10	6.40	12/15/2013	402,000	1,020,000
David J. Robertson	50,000	(1)	2.05	4.38	01/21/2013	137,500	349,000
Ronald A. Woessner	8,791	(4)	0.36	4.18	01/01/2006	23,120	58,548
Steve M. York	50,000	(1)	2.05	4.38	01/21/2013	137,500	349,000

(1)	The options were 25% vested on the date of grant, and an additional 25% vest on the first year anniversary of the grant and the balance vests pro-rata every six months over the following two years of employment. In the event of a “change in control” (as defined in the applicable agreement) of our company or the occurrence of other specified events, the options become immediately exercisable.

(2)	The options were 33% vested on the date of grant, an additional 4% vests in six months, an additional 21% vests on the first anniversary of the grant, an additional 12.5% vests every six months in the second year following the grant and the balance vests pro-rata every six months over the third year following the grant. In the event of a “change in control” (as defined in the applicable agreement) of our company or the occurrence of other specified events, the options become immediately exercisable.

(3)	The options vest pro-rata every three months over the following three years of employment. In the event of a “change in control” (as defined in the applicable agreement) of our company or the occurrence of other specified events, the options become immediately exercisable.

(4)	The options, which were granted pursuant to a company-wide bonus plan paid in stock options, vested six months from the grant date.

Aggregated Option Exercises in 2003 and Year-end Option Values

      The following table sets forth information relating to the exercises of stock options during the year ended December 31, 2003, and the value of unexercised stock options held as of December 31, 2003, by each of our named executive officers:

	Option Exercises		Number of Securities
	During 2003		Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Number of		December 31, 2003		December 31, 2003
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

John A. Ryan	—	$—	1,050,000	—	$3,525,000	$—
Dennis F. Heathcote	—	—	104,689	70,311	430,740	295,010
Daniel S. Nutkis	86,460	370,771	—	188,540	—	586,442
David J. Robertson	—	—	98,440	76,560	349,509	295,991
Ronald A. Woessner	61,167	295,495	141,376	31,248	322,064	119,991
Steve M. York	75,281	351,815	124,138	70,831	355,264	292,949

Equity Compensation Plan Information

      The following table provides information about our equity compensation arrangements that have been approved by our stockholders, as well as equity compensation arrangements that have not been approved by our stockholders, as of December 31, 2003:

	Number of		Number of Securities
	Securities to be		Remaining Available for
	Issued Upon		Future Issuance Under
	Exercise of	Weighted-Average	Equity Compensation
	Outstanding	Exercise Price of	Plans (Excluding
	Options, Warrants	Outstanding Options,	Securities Reflected in
Plan Category	and Rights	Warrants and Rights	Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by stockholders	3,688,718	$8.46	656,105
Equity compensation plans not approved by stockholders	2,201,999 (1)	$5.78	943,214

Total	5,890,717	$7.46	1,599,319

(1)	A description of the material terms of our equity arrangements that have not been approved by our stockholders follows:

John A. Ryan

      We entered into a two-year employment agreement with Mr. Ryan, effective through November 2003, which provided for a $300,000 annual salary and a cash bonus of $160,000 paid at the end of 2003 that was tied to the achievement of defined objectives. In addition, in 2001, Mr. Ryan received options to acquire 1,000,000 shares of our common stock at an exercise price of $5.24 per share that became fully vested in November 2003 pursuant to the John Ryan 2001 Stock Option Agreement Plan.

David P. Cook

      Mr. Cook, a former director and former executive officer of our company, received an option in 1998 to acquire 4,254,627 shares of our common stock at an exercise price of $7.00 per share pursuant to the AMTC [Zix] Corporation Stock Option Agreement. All of the options are currently vested and expire in April 2004. Of this original option grant, as of December 31, 2003, Mr. Cook held options to acquire 102,500 shares, after giving effect to Mr. Cook’s option exercises and his reallocation of 2,138,890 of his option shares to the members of the investment group that, in 2000, invested $44,000,000 in our company, and 807,127 of his option shares (we refer to them as the “Cook Employee Transferred Options”) to certain of our current and former employees and a former director.

Cook Employee Transferred Options

      Of the 807,127 Cook Employee Transferred Options, 329,000 shares remained outstanding as of December 31, 2003. These shares are governed by plan arrangements that are substantially the same as (if not identical to) the provisions of the 2004 Stock Option Plan, which is described above under “PROPOSAL 2” and set forth in its entirety in APPENDIX A. The exercise prices of the Cook Employee Transferred Options range from $7.00 to $13.75, and they are all currently vested.

Other Option Grants

      As of December 31, 2003, 160,834 and 218,000 shares of our common stock were reserved for issuance upon exercise of outstanding stock options granted to employees under our 2001 Employee Stock Option Plan and 2003 New Employee Stock Option Plan, respectively. In addition, 391,665 shares of our common stock were subject to issuance upon the exercise of outstanding stock options granted to certain of our current and former named executive officers under executive stock option arrangements. The terms of these stock option plans and plan arrangements are substantially the same as (if not identical to) the provisions of the 2004 Stock Option Plan, which is described above under “PROPOSAL 2” and set forth in its entirety in APPENDIX A. The exercise price of all of these options is the fair market value of our common stock on the date of grant, and the vesting periods range from immediately vested to vesting annually and pro-rata over three years.

Other Stock Grants

      As of December 31, 2003, 528,714 shares were available for issuance under our 2003 Stock Compensation Plan to certain employees for the payment of various compensation elements. The 2003 Stock Compensation Plan allows us to use our common stock to pay salary, bonus and commission compensation payable to our employees and former employees. Since the inception of the 2003 Stock Compensation Plan, 71,286 shares have been issued at an average price of $6.81.

Employment and Severance Agreements with Certain Executive Officers

      We entered into an employment agreement, effective December 1, 2003, with Mr. Nutkis, Executive Vice President and Chief Strategy Officer, for the period through December 31, 2004. The agreement provides for a $200,000 annual salary, plus a non-recoverable $25,000 quarterly draw against commissions. As additional compensation, Mr. Nutkis is eligible to receive commissions on contracted billings attributable to services provided to end-user customers by our Care Delivery business as follows: 2% on billings up to $5 Million; 3% on billings between $5 Million and up to $10 Million; and 2% on billings over $10 Million. The commissions will only be paid if the expenses of the Care Delivery business do not exceed the budgeted amounts.

      We entered into an employment agreement with Mr. Spurr, our President and Chief Operating Officer, effective January 20, 2004 through February 1, 2005, which provides for a $250,000 annual salary, plus a quarterly cash bonus of $50,000 subject to the achievement of defined objectives. Mr. Spurr also received a signing bonus of 3,823 shares of our common stock (valued at $50,000). If Mr. Spurr’s employment with us is terminated for “cause” or he resigns other than for “good reason,” as such terms are defined in his employment agreement, his signing bonus shares will be forfeited to us. Furthermore, Mr. Spurr may not sell, option, pledge, transfer or otherwise dispose of these signing bonus shares or any interest therein until February 1, 2005. Also, Mr. Spurr forfeits these shares to our company if he resigns employment or if his employment terminates for any reason other than termination by our company without cause prior to February 1, 2005. Notwithstanding the foregoing, upon the occurrence of a “change in control” (as defined in the applicable agreement), these forfeiture provisions and transfer restrictions shall lapse.

      In November 2001, we entered into a two-year employment agreement with Mr. Ryan, our Chairman and Chief Executive Officer. The agreement, which expired in November 2003, provided for a $300,000 annual salary and a cash bonus tied to the achievement of defined objectives. In addition, Mr. Ryan received options to acquire 1,000,000 shares of our common stock at an exercise price of $5.24 per share that became fully vested in November 2003.

      We are a party to severance agreements with Messrs. Almond, Heathcote, Nutkis, Robertson, Woessner and York which provide for the payment to each of them of six months (or 18 months in the case of Messrs. Woessner and York) of each of their base salaries in the event each has “good reason” (as defined) to resign his employment or if his employment is terminated other than for “cause” (as defined). The severance agreements also provide for the payment of six months (or two times and three times, respectively, in the case of Messrs. Woessner and York) of each of their annual base salaries in the event his employment terminates after a “change in control” (as defined) of our company. The severance agreements of Messrs. Woessner and York also contain confidentiality and stock option acceleration provisions.

How are our Board members paid?

Former Arrangements

      Under our 1999 Directors’ Stock Option Plan, on the day an outside director was first appointed or elected to our Board of Directors, such director was granted nonqualified options to purchase 25,000 shares of our common stock, which vested six months from the grant date with an exercise price equal to 100% of our common stock price on the grant date. In 2003, Mr. Sanchez III received options to purchase 25,000 shares at an exercise price of $5.24 per share. Also, in January of each year, each director who had served on our Board at least 12 consecutive months received a further grant of options determined according to a specified formula, which provided that the eligible directors collectively receive options for 1% of our outstanding common stock. The exercise price for these options was 120% of our common stock price on the grant date. These annual options vest over three years. In 2003, the eligible directors received, in the aggregate, options to acquire 153,282 shares of our common stock. The exercise price of these options was $5.02 per share. We reimbursed our directors for expenses they incurred attending our Board or committee meetings.

Current and Proposed Arrangements

      There are no further options available for grant under our 1999 Directors’ Stock Option Plan. Hence, we are proposing the adoption of the Zix Corporation 2004 Directors’ Stock Option Plan — see “PROPOSAL 3” herein. In addition to the options that will be granted to the non-employee Board members under the proposed Zix Corporation 2004 Directors’ Stock Option Plan, we will begin paying our non-employee directors cash fees as follows:

•	Cash payment of $2,000 per meeting per director for attendance in person at Board meetings,

•	Cash payment of $1,000 per meeting per director for attendance at telephonic Board meetings,

•	Annual cash payment of $5,000 per director for serving as Chair of a Board committee (assuming attendance of at least two-thirds of the meetings), and

•	Annual cash payment of $2,000 per director for serving as a member (i.e., not the Chair) of a Board committee (assuming attendance of at least two-thirds of the meetings).

Certain Relationships and Related Transactions

      On September 18, 2002, we closed two financing transactions pursuant to which we received $16,000,000 in gross cash proceeds. In the first transaction, we issued 819,886 shares of Series A Convertible Preferred Stock, par value $1.00 per share (the “Series A”); 1,304,815 shares of Series B Convertible Preferred Stock, par value $1.00 per share(the “Series B”); and warrants to purchase 709,528 shares of our common stock. Purchasers of the Series A and associated warrants included John A. Ryan, our Chairman and Chief Executive Officer; Antonio R. Sanchez, Jr., a former director, father of one of our current directors, and substantial stockholder of our company; SANTIG, Ltd., a family limited partnership for which Mr. Sanchez owns and controls the managing general partner, Sanchez Management Corporation; and the 1988 Spendthrift Trust, a family trust of which Mr. Sanchez is a beneficiary. Mr. Ryan purchased 189,205 shares of Series A and associated warrants to purchase an aggregate of 66,518 shares of our common stock. Mr. Sanchez purchased 126,136 shares of Series A and associated warrants to purchase an aggregate of 44,345 shares of our common stock. SANTIG, Ltd. purchased 252,273 shares of Series A and associated warrants to purchase an aggregate of 88,691 shares of our common stock. The 1988 Spendthrift Trust purchased 126,136 shares of Series A and associated warrants to purchase an aggregate of 44,345 shares of our common stock. Messrs. Ryan and Sanchez and the Sanchez limited partnership and family trust invested an aggregate of $2,750,000 in our company.

      Purchasers of the Series B and associated warrants included George W. Haywood, a current 16.0% beneficial stockholder of our company, and an IRA for the benefit of Mr. Haywood. Mr. Haywood and the IRA for the benefit of Mr. Haywood purchased an aggregate of 947,708 shares of Series B and associated warrants to purchase an aggregate of 305,986 shares of common stock. Mr. Haywood and the IRA for the benefit of Mr. Haywood invested an aggregate of $3,450,000 in our company.

      During 2003, shares of the Series A and the Series B were converted into shares of our common stock pursuant to the mandatory conversion provisions of the Series A and the Series B. Then, effective September 30, 2003, we elected to convert the remaining outstanding shares of our Series A and our Series B into shares of our common stock pursuant to the terms of the Series A and the Series B. The closing price of the common stock exceeded specified prices for the required number of days, thus permitting us to effect the conversion. During 2003, 189,205 and 504,545 Series A shares held by Messrs. Ryan and Sanchez, respectively, and related accrued dividends were converted into 196,119 and 522,982 shares of our common stock. Also, during 2003, 947,708 Series B shares held by Mr. Haywood and an IRA for the benefit of Mr. Haywood and related accrued dividends were converted into 969,745 shares of our common stock.

      Finally, for the year 2003, we received payments of $1,345,000 in connection with a marketing agreement with Entrust, Inc. Mr. Ryan, our Chairman and Chief Executive Officer, was Chief Executive Officer of Entrust, Inc. when such agreement was executed. Mr. Almond, our Vice President of Investor Relations and Mergers and Acquisitions, was Vice President of Sales Operations of Entrust, Inc. when such agreement was executed and he holds a minority equity interest in Entrust, Inc. This agreement was terminated in 2003 by mutual agreement with Entrust, Inc.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee is comprised of three independent directors, Michael E. Keane, James S. Marston and Dr. Ben G. Streetman, who served on the committee during the year ended December 31, 2003. None of Messrs. Keane or Marston or Dr. Streetman is or was an officer or employee of our company or any of our subsidiaries. The committee met on one occasion during the year ended December 31, 2003. We have no executive officers who serve as a member of a board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

REPORT OF BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      The Compensation Committee or the entire Board of Directors of Zix Corporation (the “Company”) approves salaries and annual bonuses for executive officers and administers its stock option plans.

Compensation Philosophy

      The Company’s compensation philosophy is to offer its executive officers compensation packages that are competitive with those being paid for comparable positions. Compensation consists of salary, bonus and stock options.

Chief Executive Officer Compensation

      At December 31, 2003, the Company’s Chairman, President and Chief Executive Officer was John A. Ryan. Mr. Ryan’s employment agreement, which expired in November 2003, provided for, among other things, an annual base salary of $300,000 and a cash bonus tied to the achievement of corporate objectives. Mr. Ryan received a cash bonus of $160,000 for calendar year 2003. In addition, Mr. Ryan’s options, granted at the inception of his employment, to acquire 1,000,000 shares of the Company’s common stock at an exercise price of $5.24 per share became fully vested in November 2003. Mr. Ryan’s bonus opportunity for 2004 will be tied to the attainment of defined corporate objectives. Mr. Ryan received no salary increase in 2003.

      Inasmuch as a substantial portion of Mr. Ryan’s compensation is stock based and Mr. Ryan’s 2004 cash bonus opportunity is tied to the achievement of defined objectives, his interests are aligned precisely with those of the Company’s stockholders. The Company believes that Mr. Ryan’s employment arrangement was and continues to be appropriate in light of his demonstrated prior success at Entrust in building its customer base and achieving significant revenue growth and the results he has accomplished at the Company to date.

Other Executive Officer Compensation

      At December 31, 2003, the Company’s other executive officers were Dennis F. Heathcote, Vice President, Sales and Marketing; Wael Mohamed, Vice President, Global Distribution; Russell J. Morgan, Vice President, Client Services; Daniel S. Nutkis, Executive Vice President and Chief Strategy Officer; David J. Robertson, Vice President, Engineering; Steve M. York, Senior Vice President, Chief Financial Officer and Treasurer; and Ronald A. Woessner, Senior Vice President, General Counsel and Secretary. Messrs. Mohamed, Robertson, York and Woessner received no salary increase in 2003. Mr. Heathcote received a $25,000 increase in pay, effective August 2003, when his job responsibilities increased as a result of a promotion to Vice President, Sales and Marketing. Mr. Morgan received a $25,000 increase in pay, effective July 2003, when his job responsibilities increased as a result of the Company’s recent acquisitions. The Board of Directors approved a 2003 bonus plan for the Company’s executive officers, which was tied to the amount of end-user customer orders obtained by the Company for 2003. Bonuses, in the range of 80 -104% of the targeted levels, aggregating $600,250, were paid under the bonus plan as follows: Heathcote ($73,750), Mohamed ($69,000), Morgan ($52,000), Nutkis ($95,000), Robertson ($67,500), Ryan ($160,000), Woessner ($41,500) and York ($41,500). To align the executive’s compensation with the interests of the Company’s stockholders, all of the executive officers, except Mr. Ryan, received stock option grants in early 2003 as set forth above in the “Summary Compensation Table.” Also, Mr. Nutkis received an additional stock option grant in December 2003 in connection with him assuming greater responsibility with respect to the operations of the Company’s Care Delivery Services business.

Internal Revenue Code §162(m) Compliance

      Compensation in excess of $1,000,000 per year realized by any of the Company’s five most highly compensated executive officers is not deductible by the Company for federal income tax purposes unless the compensation arrangement complies with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

      The options granted to Mr. Ryan in 2001 do not comply with the requirements of Section 162(m), which, among other things, would have required the Company to obtain stockholder approval of the option grant. Time was of the essence when the Company was discussing Mr. Ryan’s potential employment. Seeking stockholder approval of the option grant would have, in the Board’s opinion, imposed an unwarranted and harmful delay in completing the employment arrangements and Mr. Ryan commencing his employment duties. These options will, during the year of exercise, likely result in Mr. Ryan realizing compensation in excess of $1,000,000, depending on the number of options exercised and the price of the Company’s common stock at the time.

Submitted by the Board of Directors:

Michael E. Keane
James S. Marston
John A. Ryan
Antonio R. Sanchez III
Dr. Ben G. Streetman

      This Report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference.

STOCK PRICE PERFORMANCE GRAPH

      The following graph compares the cumulative total return of an investment in our common stock over the five-year period ended December 31, 2003, as compared with the cumulative total return of an investment in (i) the Center for Research in Securities Prices (“CRSP”) Total Return Index for Nasdaq (U.S. companies) and (ii) the CRSP Total Return Index for Nasdaq Computer and Data Processing Stocks. The comparison assumes $100 was invested on December 31, 1998 in our common stock and in each of the two indices and assumes reinvestment of dividends, if any. A listing of the companies comprising each of the CRSP-NASDAQ indices used in the following graph is available, without charge, upon written request.

      The stock price performance depicted on the graph below is not necessarily indicative of future stock price performance. The graph will not be deemed incorporated by reference in any filing by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate the graph by reference.

Comparison of Five-Year Cumulative Return

Among Zix Corporation,
CRSP-NASDAQ Stock Market (U.S.) and
CRSP-NASDAQ Computer and Data Processing Stocks

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee is comprised of three non-employee directors. Zix Corporation (the “Company”) believes that each member of the Audit Committee is an “independent director,” as defined in the Marketplace Rules of The Nasdaq Stock Market. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors, pursuant to its charter adopted by the Board of Directors. The Audit Committee held five meetings in 2003.

      Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      Ernst & Young LLP, the Company’s independent auditors, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and considered the compatibility of nonaudit services with the auditors’ independence.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Michael E. Keane, Audit Committee Chair
James S. Marston, Audit Committee Member
Dr. Ben G. Streetman, Audit Committee Member

March 25, 2004

      This Report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference.

      Our 2003 Annual Report to stockholders, including our Annual Report on Form 10-K for the year ended December 31, 2003 (excluding exhibits), will be mailed together with this proxy statement. The Annual Report does not constitute any part of the proxy solicitation material.

      PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. WE WOULD APPRECIATE THE PROMPT RETURN OF YOUR PROXY CARD, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

BY ORDER OF THE BOARD OF DIRECTORS,

Ronald A. Woessner
Senior Vice President, General Counsel & Secretary

Dallas, Texas

March 25, 2004

APPENDIX A

ZIX CORPORATION 2004 STOCK OPTION PLAN

      SECTION 1.     Purpose

      The purpose of the Zix Corporation 2004 Stock Option Plan (hereinafter called the “Plan”) is to advance the interests of Zix Corporation (hereinafter called the “Company”) by strengthening the ability of the Company to attract, on its behalf and on behalf of its Subsidiaries (as hereinafter defined), and retain personnel of high caliber through encouraging a sense of proprietorship by means of stock ownership.

      SECTION 2.     Definitions

      “Board of Directors” shall mean the Board of Directors of the Company.

      “Code” shall mean the Internal Revenue Code of 1986, as amended from time-to-time.

      “Committee” shall mean a committee of the Board of Directors comprised of at least two directors or the entire Board of Directors, as the case may be. Members of the Committee shall be selected by the Board of Directors. To the extent necessary to comply with the requirements of applicable rules and regulations, the Committee shall consist of two or more “independent” directors. Also, if the requirements of §162(m) of the Code are intended to be met, the Committee shall consist of two or more “outside directors” within the meaning of §162(m) of the Code.

      “Common Stock” shall mean the Common Stock of the Company, par value $.01 per share.

      “Date of Grant” shall mean the date on which an Option is granted pursuant to this Plan.

      “Designated Beneficiary” shall mean the beneficiary designated by the Optionee, in a manner determined by the Committee, to receive amounts due the Optionee in the event of the Optionee’s death. In the absence of an effective designation by the Optionee, Designated Beneficiary shall mean the Optionee’s estate.

      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

      “Fair Market Value” shall mean the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the date specified as reported by the Nasdaq Stock Market, or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for such date, the Fair Market Value will be determined by the reported price information for Common Stock on the day nearest preceding such date.

      “Incentive Stock Option” shall mean a stock option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code (or any successor provision).

      “Nonqualified Stock Option” shall mean a stock option granted under Section 6 that is not intended to be an Incentive Stock Option.

      “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

      “Optionee” shall mean the person to whom an option is granted under the Plan or who has obtained the right to exercise an option in accordance with the provisions of the Plan.

      “Subsidiary” shall mean any now existing or hereafter organized or acquired corporation or other entity of which fifty percent (50%) or more of the issued and outstanding voting stock or other economic interest is owned or controlled directly or indirectly by the Company or through one or more Subsidiaries of the Company.

      SECTION 3.     Administration

      The Plan shall be administered by the Committee. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time-to-time deem advisable, and to construe, interpret and administer the terms and provisions of the Plan and the agreements thereunder. The determinations and interpretations made by the Committee are final and conclusive.

      SECTION 4.     Eligibility

      All employees and non-employee consultants and advisors (other than non-employee directors) who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company are eligible to receive Options under the Plan.

      SECTION 5.     Maximum Amount Available for Options

      (a) The maximum number of shares of Common Stock in respect of which Options may be made under the Plan shall be a total of 2,000,000 shares of Common Stock. Of that amount, no participant may be granted Options for more than 850,000 shares of Common Stock in the aggregate during the term of the Plan. Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. In the event that an Option is terminated unexercised as to any shares of Common Stock covered thereby, such shares shall thereafter be again available for award pursuant to the Plan.

      (b) In the event that the Committee shall determine that any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall adjust appropriately any or all of (1) the number and kind of shares which thereafter may be optioned under the Plan and (2) the grant, exercise or conversion price and/or number of shares with respect to the Options and/or, if deemed appropriate, make provision for cash payment to an Optionee; provided, however, that the number of shares subject to any Option shall always be a whole number.

      SECTION 6.     Stock Options

      (a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom Options shall be granted, the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option.

      (b) The Committee shall have the authority to grant Incentive Stock Options, or to grant Nonqualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with the Code and relevant regulations. Incentive Stock Options to purchase Common Stock may be granted to such employees of the Company or its Subsidiaries (including any director who is also an employee of the Company or one of its Subsidiaries) as shall be determined by the Committee. Nonqualified Stock Options to purchase Common Stock may be granted to such eligible participants as shall be determined by the Committee. Neither the Company nor any of its Subsidiaries or any of their respective directors, officers or employees, shall be liable to any Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Stock Option granted hereunder does not qualify for tax treatment as an Incentive Stock Option under the then-applicable provisions of the Code.

      (c) The Committee shall, in its discretion, establish the exercise price at the time each Option is granted, which in the case of Nonqualified Stock Options, shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, or in the case of grants of Incentive Stock Options, shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant or such greater amount as may be prescribed by the Code.

      (d) Exercise

(1) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable grant or thereafter; provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of ten years from the Date of Grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(2) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefore is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee or under the terms of the applicable agreement, by exchanging shares of Common Stock owned by the Optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.

If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any Option may be exercised by a broker-dealer acting on behalf of an Optionee if (a) the broker-dealer has received from the Optionee instructions signed by the Optionee requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

(3) The Company, in its sole discretion, may lend money to an Optionee, guarantee a loan to an Optionee or otherwise assist an Optionee to obtain the cash necessary to exercise all or any portion of an Option granted under the Plan.

(4) The Company shall not be required to issue any fractional shares upon the exercise of any Options granted under this Plan. No Optionee nor an Optionee’s legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an Option unless and until said Option has been exercised and the purchase price of the shares in respect of which the Option has been exercised has been paid. Unless otherwise provided in the agreement applicable thereto, an Option shall not be exercisable except by the Optionee or by a person who has obtained the Optionee’s rights under the Option by will or under the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined in the Code.

      (e) No Incentive Stock Options shall be exercisable (a) more than five years (or such other period of time as from time-to-time provided in the then-applicable provisions of the Code governing Incentive Stock Options) after the Date of Grant with respect to an Optionee who owns ten percent or more of the outstanding Common Stock (within the meaning of the Code), and (b) more than ten years after the Date of Grant with respect to all other Optionees. No Nonqualified Stock Options shall be exercisable more than ten years after the Date of Grant.

      (f) In no event shall any Option granted to any employee who is classified as “non-exempt” under the Fair Labor Standards Act of 1938 be exercisable less than six months after the Date of Grant, except in the case of death, disability, retirement, a change in control or other circumstances permitted by regulations under the Worker Economic Opportunity Act (“WEOA”). Grants to such non-exempt employees shall not be based on pre-established performance criteria, except as specifically permitted under the WEOA. Non-exempt employees shall be notified of the terms of their Options in accordance with the WEOA, and exercise of such Options must be voluntary.

      SECTION 7.     General Provisions

      (a) The Company and its Subsidiaries shall have the right to deduct from all amounts paid to an Optionee in cash (whether under the Plan or otherwise) any taxes required by law to be withheld in respect of Option exercises under the Plan. However, if permitted by the Committee or under the terms of the applicable agreement, the Optionee may pay all or any portion of the taxes required to be withheld by the Company or its Subsidiaries or paid by the Optionee with respect to such Common Stock by electing to have the Company or its Subsidiaries withhold shares of Common Stock, or by delivering previously owned shares of Common

Stock, having a Fair Market Value equal to the amount required to be withheld or paid. The Optionee must make the foregoing election on or before the date that the amount of tax to be withheld is determined. Any such election is irrevocable and subject to disapproval by the Committee. If the Optionee is subject to the provisions of Section 16(b) of the Exchange Act, then any such election shall be subject to the restrictions imposed by applicable rules and regulations.

      (b) Each Option hereunder shall be evidenced in writing, delivered to the Optionee, and shall specify the terms and conditions thereof and any rules applicable thereto, including, but not limited to, the effect on such Option of the death, retirement, disability or other termination of employment of the Optionee and the effect thereon, if any, of a change in control of the Company.

      (c) Unless otherwise provided in the agreement applicable thereto, no Option shall be assignable or transferable except by will or under the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined in the Code, and no right or interest of any Optionee shall be subject to any lien, obligation or liability of the Optionee.

      (d) No person shall have any claim or right to be granted an Option. Further, the Company and its Subsidiaries expressly reserve the right at any time to terminate the employment of an Optionee free from any liability, or any claim under the Plan, except as provided in any agreement entered into with respect to an Option. Neither the Plan nor any Option granted hereunder is intended to confer upon any Optionee any rights with respect to continuance of employment or other utilization of his or her services by the Company or by a Subsidiary, nor to interfere in any way with his or her right or that of his or her employer to terminate his or her employment or other services at any time (subject to the terms of any applicable contract). The conditions to apply to the exercise of an Option in the event an Optionee ceases to be employed by the Company or a Subsidiary for any reason shall be determined by the Committee or specified in the written agreement evidencing the Option.

      (e) Subject to the provisions of the applicable Option, no Optionee or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof.

      (f) The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Texas (without giving effect to its conflicts of laws rules) and, to the extent applicable, federal law.

      (g) The Plan shall be effective as of May 6, 2004. No Options may be granted under the Plan after May 6, 2014; however, all previous Options issued that have not expired under their original terms or will not then expire at the time the Plan expires will remain outstanding.

      (h) Restrictions on Issuance of Shares

(1) The Company shall not be obligated to sell or issue any Shares upon the exercise of any Option granted under the Plan unless: (i) the shares pertaining to such Option have been registered under applicable federal and state securities laws or are exempt from such registration; (ii) the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction; and (iii) in the event the Common Stock has been listed on any exchange, the shares pertaining to such Option have been duly listed on such exchange in accordance with the procedure specified therefor. The Company shall be under no obligation to effect or obtain any listing, registration, qualification, consent or approval with respect to shares pertaining to any Option granted under the Plan. If the shares to be issued upon the exercise of any Option granted under the Plan are intended to be issued by the Company in reliance upon the exemptions from the registration requirements of applicable federal and state securities laws, the recipient of the Option, if so requested by the Company, shall furnish to the Company such evidence and representations, including an opinion of counsel, satisfactory to it, as the Company may reasonably request.

(2) The Company shall not be liable for damages due to a delay in the delivery or issuance of any stock certificates for any reason whatsoever, including, but not limited to, a delay caused by listing,

registration or qualification of the shares of Common Stock pertaining to any Option granted under the Plan upon any securities exchange or under any federal or state law or the effecting or obtaining of any consent or approval of any governmental body.

      (i) The Board of Directors or Committee may impose such other restrictions on the ownership and transfer of shares issued pursuant to the Plan as it deems desirable; any such restrictions shall be set forth in the applicable agreement.

      (j) The Board of Directors may amend, abandon, suspend or terminate the Plan or any portion thereof at any time in such respects as it may deem advisable in its sole discretion, provided that no amendment shall be made without stockholder approval (including an increase in the maximum number of shares of Common Stock in respect of which Options may be made under the Plan) if such stockholder approval is necessary to comply with any tax or regulatory requirement or exchange listing rules, including for these purposes any approval requirement that is a prerequisite for exemptive relief under Section 16(b) of the Exchange Act.

      (k) To preserve an Optionee’s rights under an Option in the event of a change in control of the Company or an Optionee’s separation from employment, the Committee in its discretion may, at the time an Option is made or any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise of the Option, (ii) provide for the purchase of the Option, upon the Optionee’s request, for an amount of cash or other property that could have been received upon the exercise or realization of the Option had the Option been currently exercisable or payable, (iii) adjust the terms of the Option in a manner determined by the Committee to reflect the change in control or to prevent the imposition of an excise tax under section 280G(b) of the Code, (iv) cause the Option to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

      IN WITNESS WHEREOF, the Company has caused the Plan to be executed on its behalf as of the 6th day of May 2004.

ZIX CORPORATION

By:

Title:

Date:

APPENDIX B

ZIX CORPORATION 2004 DIRECTORS’ STOCK OPTION PLAN

      SECTION 1.     Purpose

      The purpose of the Zix Corporation 2004 Directors’ Stock Option Plan (hereinafter called the “Plan”) is to advance the interests of Zix Corporation, a Texas corporation (hereinafter called the “Company”), by strengthening the ability of the Company to attract, on its behalf, and retain Non-Employee Directors (as defined below) of high caliber through encouraging a sense of proprietorship by means of stock ownership.

      SECTION 2.     Definitions

      “Board” shall mean the Board of Directors of the Company.

      “Code” shall mean the Internal Revenue Code of 1986, as amended from time-to-time.

      “Committee” shall mean the entire Board of Directors, or if the administration of the Plan has been delegated to a committee of the Board, a committee selected by the Board and comprised of at least two directors. To the extent necessary to comply with applicable rules and regulations, the Committee shall consist of two or more independent directors.

      “Common Stock” shall mean the Common Stock of the Company, par value $.01 per share.

      “Date of Grant” shall mean the date on which an Option is granted under the Plan.

      “Designated Beneficiary” shall mean the beneficiary designated by the Optionee, in a manner determined by the Committee, to receive amounts due the Optionee in the event of the Optionee’s death. In the absence of an effective designation by the Optionee, Designated Beneficiary shall mean the Optionee’s estate.

      “Fair Market Value” shall mean the closing sales price (or average of the quoted closing bid and asked prices if there is no closing sales price reported) of the Common Stock on the date specified as reported by the Nasdaq Stock Market, or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for such date, the Fair Market Value will be determined by the reported price information for Common Stock on the day nearest preceding such date.

      “Non-Employee Director” shall mean a member of the Board who is not an employee of the Company or a subsidiary.

      “Option” shall mean a nonqualified option to purchase shares of the Company’s Common Stock.

      “Optionee” shall mean the person to whom an Option is granted under the Plan or who has obtained the right to exercise an Option in accordance with the provisions of the Plan.

      SECTION 3.     Administration

      The Plan shall be administered by the Committee. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time-to-time deem advisable, and to construe, interpret and administer the terms and provisions of the Plan and the agreements thereunder. The determinations and interpretations made by the Committee are final and conclusive and binding on all persons.

      SECTION 4.     Eligibility

      All Non-Employee Directors shall be eligible to receive awards of Options under the Plan.

      SECTION 5.     Maximum Amount Available for Awards

      Subject to the provisions of Section 9, the maximum number of shares of Common Stock in respect of which Options may be granted under the Plan shall be 300,000 shares of Common Stock. Shares of Common Stock may be made available from authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. In the event that an Option is terminated unexercised as to any shares of Common Stock covered thereby, such shares shall thereafter be again available for award pursuant to the Plan.

      SECTION 6.     Stock Options

      (a) During the term of the Plan, on the day that an Non-Employee Director is first appointed or elected to the Board, such director shall be granted nonqualified Options to purchase 25,000 shares of the Company’s Common Stock. The Options shall vest quarterly and pro-rata over one year. Also, on the first business day in January of each year during the term of the Plan, each Non-Employee Director that has served on our Board for at least six months as of the grant date shall be granted nonqualified Options to purchase a number of shares of our common stock equal to the greater of (i) one-half of one percent of the number of our outstanding shares (measured as of the immediately preceding December 31) or (ii) 200,000 shares, divided by the greater of (i) five or (ii) the number of Non-Employee directors that have served on the Board for at least six months as of the grant date. The options shall vest quarterly and pro-rata over three years from the grant date.

      Also, any Non-Employee director that had served on the Board for at least six months (but not 12 months) as of January 1, 2004, shall be entitled to receive an option grant covering 50,000 shares. The effective date of the grant shall be the date of the Company’s 2004 annual meeting of stockholders. The exercise price of these options shall be 100% of the Fair Market Value of the Common Stock on the Date of Grant. The options shall vest quarterly and pro-rata over three years from the grant date.

      (b) The exercise price of the 25,000 share option grants and of the January share option grants shall be 100% of the Fair Market Value of the Common Stock on the Date of Grant. The Options may not be exercised after the tenth anniversary of the Date of Grant.

      (c) Each Option hereunder shall be evidenced in writing, delivered to the Optionee, and shall be exercisable at such times and subject to such terms and conditions as specified in the applicable grant and agreement.

      The Committee may impose such conditions with respect to the exercise of Options (that are consistent with the foregoing principles), including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

      (d) No shares shall be delivered pursuant to any exercise of an Option until cash payment in full of the option price therefor is received by the Company. If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, any Option may be exercised by a broker-dealer acting on behalf of an Optionee if (a) the broker-dealer has received from the Optionee instructions signed by the Optionee requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision. The Company shall have the right to deduct from all amounts paid to an Optionee in cash (whether under the Plan or otherwise) any taxes the Company withholds in respect of Options under the Plan.

      (e) The Company shall not be required to issue any fractional shares upon the exercise of any Options granted under the Plan. No Optionee or such Optionee’s legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an Option unless and until said Option has been exercised and the purchase price of the shares in respect of which the Option has been exercised has been paid. Unless otherwise provided in the agreement applicable thereto, an Option shall not be exercisable except by the Optionee or by a person who has obtained the Optionee’s rights under the Option by will or under the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined in the Code, and no right or interest of any Optionee shall be subject to any lien, obligation or liability of the Optionee.

      SECTION 7.     Plan Amendments

      The Board may amend, abandon, suspend or terminate the Plan or any portion thereof at any time in such respects as it may deem advisable in its sole discretion, provided that no amendment shall be made without stockholder approval if such amendment is material or if stockholder approval is necessary to comply with any tax or regulatory requirement.

      SECTION 8.     Restrictions on Issuance of Options and Option Shares

      The Company shall not be obligated to issue any shares upon the exercise of any Option granted under the Plan unless: (1) the shares pertaining to such Option have been registered under applicable securities laws or are exempt from such registration; (2) if required, the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction; and (3) in the event the Common Stock has been listed on any exchange, the shares pertaining to such Option have been duly listed on such exchange in accordance with the procedure specified therefor. The Company shall be under no obligation to effect or obtain any listing, registration, qualification, consent or approval with respect to shares pertaining to any Option granted under the Plan. If the shares to be issued upon the exercise of any Option granted under the Plan are intended to be issued by the Company in reliance upon the exemptions from the registration requirements of applicable federal and state securities laws, the recipient of the Option, if so requested by the Company, shall furnish to the Company such evidence and representations, including an opinion of counsel satisfactory to it as the Company may reasonably request.

      The Company shall not be liable for damages due to a delay in the delivery or issuance of any stock certificates for any reason whatsoever, including, but not limited to, a delay caused by listing, registration or qualification of the shares of Common Stock pertaining to any Option granted under the Plan upon any securities exchange or under any federal or state law or the effecting or obtaining of any consent or approval of any governmental body.

      The Committee may impose such other restrictions on the ownership and transfer of shares issued pursuant to the Plan as it deems desirable; any such restrictions shall be set forth in the agreement applicable thereto.

      SECTION 9.     Adjustment to Shares

      In the event that the Committee shall determine that any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall adjust appropriately any or all of (a) the number and kind of shares that thereafter may be optioned under the Plan, (b) the number and kind of shares subject of Options and (c) the exercise price with respect to any of the foregoing and/or, if deemed appropriate, make provision for cash payment to an Optionee or a person who has an outstanding Option; provided, however, that the number of shares subject to any Option shall always be a whole number.

      SECTION 10.     Effective Date; Term

      The Plan shall be effective as of May 6, 2004. No Options may be granted under the Plan after May 6, 2014.

      SECTION 11.     General Provisions

      (a) Neither the Plan nor any Option granted hereunder is intended to confer upon any Optionee any rights with respect to continuance of the utilization of his or her services by the Company, nor to interfere in any way with his or her right or that of the Company to terminate his or her services at any time (subject to the terms of any applicable contract, law, regulation, and the articles and bylaws of the Company).

      (b) No Optionee or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof.

      (c) The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Texas (without giving effect to its conflicts of laws rules) and, to the extent applicable, federal law.

      IN WITNESS WHEREOF, the Company has caused this Plan to be executed on its behalf as of the 6th day of May 2004.

ZIX CORPORATION

By:

Title:

Date:

APPENDIX C

ZIX CORPORATION
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I.	PURPOSE.

      The Audit Committee (the “Committee”) shall discharge the responsibilities of the Board of Directors (the “Board”) by:

A. Reviewing and inquiring into the conduct and integrity of the Company’s financial reporting process;

B. Reviewing and inquiring into the performance of the Company’s systems of internal accounting, financial controls and audit function;

C. Reviewing and inquiring into the performance, qualifications, compensation, engagement and independence of the Company’s independent auditors, their conduct of the annual audit of the Company’s financial statements, and their engagement for any other services;

D. Preparing the audit committee report required to be included in the Company’s annual proxy statement; and

E. Overseeing the Company’s legal and regulatory compliance, the Company’s code of conduct and ethics and any related party transactions.

II.	STRUCTURE AND OPERATIONS.

A. Size. The Committee shall be appointed for a one-year term at the annual organization meeting of the Board and be comprised of at least three members of the Board, which number shall be determined by the Board and consistent with the Company’s bylaws.

B. Appointment of Members. The Board shall appoint the members of the Committee from qualified members of the Board. Each member of the Committee will be “independent” in accordance with, and the members will possess any additional qualifications required by, NASDAQ, the Securities Act of 1934 and the rules and regulations of the Securities and Exchange Commission (the “Commission”). Each member shall meet the financial literacy requirements of NASDAQ at the time of such member’s appointment. At least one member of the Committee shall meet the requirements of an “audit committee financial expert” as such term is defined under applicable Commission rules.

C. Removal. Members shall continue to be members until their successors are elected and qualified or until their earlier resignation or removal. Any member may be removed by the Board, with or without cause, at any time.

D. Chair. Unless a Chair is elected by the full Board in accordance with the Company’s bylaws, the members of the Committee shall designate a Chair by majority vote of the full Committee membership. The Chair will chair all regular sessions of the Committee and set the agendas for Committee meetings. If a Chair is not designated or is not present at any meeting, the members of the Committee may designate a chairman for such meeting by majority vote of the Committee.

E. Delegation. The Committee shall be entitled to delegate certain of its responsibilities, where appropriate, to the Chair or to one or more other members of the Committee, subject to policies and/or procedures adopted by the Committee, which shall be consistent with applicable legal and regulatory requirements.

F. Funding. The Company shall provide adequate resources to support the Committee’s activities, including (i) compensation of the outside auditor, (ii) compensation of the Committee’s counsel,

consultants and other advisors and (iii) ordinary administrative expenses that are necessary or appropriate in carrying out its duties.

III.	MEETINGS.

A. Meetings. The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee shall maintain minutes or other records of the meetings and activities of the Committee. The Committee shall meet periodically with management and with the outside auditor in separate executive sessions to discuss any matters that the Committee believes should be discussed privately.

B. Attendance of Non-Members. The Committee may invite to its meetings any director, any manager of the Company and any other persons it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IV.	AUTHORITY, RESPONSIBILITIES AND DUTIES.

      The following functions shall be within the power of the Committee in carrying out its purposes outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional or different policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also have such further powers as may be delegated to it by the Board from time to time related to the purposes of the Committee outlined in Section I of this Charter.

      The Committee’s role is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management as well as the outside auditors, have more time, knowledge and more detailed information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

      The Committee, in fulfilling its responsibilities, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have independent authority to retain outside counsel or other experts for this purpose.

     A. Supervise the Independent Audit.

      1. The Committee shall have the direct responsibility for the appointment, compensation, retention and oversight of the work of the outside auditor, including, where appropriate, the dismissal of the outside auditor. The outside auditor shall report directly to the Committee, and the Committee’s responsibility includes the resolution of disagreements between management and the outside auditor regarding financial reporting.

      2. The Committee shall review and approve the scope of the annual audit, and pre-approve any audit-related services provided by the Company’s independent auditors. All non-audit services permitted pursuant to law to be provided by the auditor must also be considered and pre-approved by the Committee, except in the limited circumstances permitted by Rule 2-01(c)(7)(i) of SEC Regulation S-X. The Committee may delegate the authority to grant pre-approvals to one or more members of the Committee, whose decisions must be presented to the full Committee at its scheduled meetings.

      3. The Committee shall review a formal written statement from the outside auditor delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard No. 1. The Committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and take appropriate action in response to the outside auditor’s report to satisfy itself of the auditor’s independence. The Committee shall also (i) consider whether, in the interest of assuring continuing independence of the outside auditor, the Company should regularly rotate its outside auditor and (ii) set clear hiring policies for employees or former employees of the outside auditors.

      4. The Committee shall consider and review with management, the Chief Financial Officer or Controller and the outside auditor: (i) significant findings during the year, including the status of previous audit recommendations; (ii) any audit problems or difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information; (iii) any changes required in the planned scope of the audit plan; (iv) the audit budget and staffing; and (v) the coordination of audit efforts in order to monitor completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

     B. Oversee Internal Audit, Internal Controls and Risk Management.

      1. The Committee shall consider and review with the outside auditors and management: (i) the adequacy of the Company’s disclosure controls and procedures and internal controls; (ii) all significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and (iv) the related findings and recommendations of the outside auditors together with management’s responses.

      2. The Committee shall inquire of management, the outside auditor, and the Chief Financial Officer or Controller about significant risks or exposures and assess the steps management has taken to minimize such risks. The Committee shall discuss with management, the outside auditor, and the Chief Financial Officer or Controller and oversee the Company’s underlying policies with respect to risk assessment and risk management.

      3. The Committee shall establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

      4. The Committee shall review and concur in the appointment, replacement, reassignment, or dismissal of the Chief Financial Officer or Controller.

     C. Oversee Financial Reporting.

      1. The Committee shall review and discuss with management and the outside auditor the accounting policies that may be viewed as critical, and review and discuss any significant changes in the accounting policies of the Company and any accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports.

      2. The Committee shall review and discuss with the independent auditor the matters required to be discussed with the independent auditor by: (i) Statement of Auditing Standards No. 90, including whether management’s choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices, (ii) Statement of Auditing Standards No. 61, including the auditor’s responsibility under generally accepted auditing standards, the significant accounting policies used by the Company, accounting estimates used by the Company and the process used by management in formulating them, any consultation with other accountants and any major issues discussed with management prior to its retention, and (iii) Statement of Auditing Standards No. 100, including the review of the interim financial information of the Company and any material modifications that need to be made to the interim financial information for it to conform with GAAP.

      3. The Committee shall review and discuss with management and the outside auditor any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company.

      4. The Committee shall review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company.

      5. The Committee shall review the Company’s financial statements, including (i) prior to public release, reviewing with management and the independent auditor the Company’s annual and quarterly financial statements to be filed with the Commission, including (A) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (B) any certifications regarding the financial statements or the Company’s internal accounting and financial controls and procedures and disclosure controls or procedures filed with the Commission by the Company’s senior executive and financial officers; (ii) with respect to the independent auditor’s annual audit report and certification, before release of the annual audited financial statements, meeting separately with the independent auditor without any management member present and discussing the adequacy of the Company’s system of internal accounting and financial controls and the appropriateness of the accounting principles used in and the judgments made in the preparation of the Company’s audited financial statements and the quality of the Company’s financial reports; (iii) making a recommendation to the Board regarding the inclusion of the audited annual financial statements in the Company’s Annual Report on Form 10-K to be filed with the Commission; and (iv) prior to submission to any governmental authority of any financial statements of the Company that differ from the financial statements filed by the Company with the Commission, reviewing such financial statements and any report, certification or opinion thereon provided by the independent auditor.

      6. The Committee shall, at least annually, obtain and review a report by the outside auditor describing: (i) the firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the outside auditor and the Company (to be set out in the formal written statement described above).

      7. The Committee shall inquire as to the outside auditor’s view of the accounting treatment related to significant new transactions or other significant matters or events not in the ordinary course of business.

     D. Oversee Legal and Ethical Compliance.

      1. The Committee shall review periodically with the General Counsel (i) legal and regulatory matters that may have a material impact on the Company’s financial statements and (ii) the scope and effectiveness of compliance policies and programs.

      2. The Committee shall review periodically with senior management the provisions of the Company’s Code of Conduct (including the Company’s policies and procedures with regard to trading by Company personnel in securities of the Company and use in trading of proprietary or confidential information) as adopted by the Board, including any waivers provided under such Code since the last annual review. The Board must approve any waivers for directors or executive officers and report such approval to the Committee.

     E. Related Party Transactions.

      1. The Committee shall review and address conflicts of interest of directors and executive officers.

      2. The Committee shall review, discuss with management and the outside auditor and approve any transactions or courses of dealing with related parties (e.g., including significant shareholders of the Company, directors, corporate officers or other members of senior management or their family members) that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties.

     F. Reporting.

      1. The Committee shall oversee the preparation and approve all reports required by the Committee, including the report for inclusion in the Company’s annual proxy statement stating whether or not the Committee (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed with the outside auditors the matters required to be discussed by Statement of Auditing Standards Nos. 61 and 90; (iii) has received the written disclosure and letter from the outside accountants (delineating all relationships they have with the Company) and has discussed with them their independence; and (iv) based on the review and discussions referred to above, the members of the Committee recommended to the Board that the audited financials be included in the Company’s Annual Report on Form 10-K for filing with the Commission.

      2. The Committee shall report its findings and recommendations regularly to the Board, including any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the outside auditors or the performance of the internal audit function, if established.

V.	ANNUAL PERFORMANCE EVALUATION.

      The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee, including but not limited to reviewing the compliance of the Committee with this Charter. In conducting its evaluation, the Committee may address all matters that it considers relevant to its performance, including but not limited to (a) the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, (b) the manner in which they were discussed or debated or (c) whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board any improvements to this Charter that the Committee considers necessary or desirable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

VI.	GENERAL.

      Notwithstanding any other provision of this Charter to the contrary, no provision of this Charter will, except to the extent required by applicable law, rule or regulation, be construed to create any duty, liability or obligation on the part of the Committee or any of its members or create any third party beneficiaries.

Zix Corporation

Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example. [A] [B] [C] [1] [2] [3] [X]

Annual Meeting Proxy Card

A.	Election of Directors

1.	The Board of Directors recommends a vote FOR the listed nominees.

		For	Withhold
01	Michael E. Keane	☐	☐
02	James S. Marston	☐	☐
03	John A. Ryan	☐	☐
04	Antonio R. Sanchez III	☐	☐
05	Dr. Ben G. Streetman	☐	☐

B.	Issues

The Board of Directors recommends a vote FOR the following resolutions:

	For	Against	Abstain
2. Adoption of the Zix Corporation 2004 Stock Option Plan.	☐	☐	☐

	For	Against	Abstain
3. Adoption of the Zix Corporation 2004 Directors’ Stock Option Plan.	☐	☐	☐

C.	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

NOTE: This proxy will be voted in the discretion of the proxy holders on any other business that properly comes before the meeting or any adjournment thereof, hereby revoking any proxy or proxies given by the undersigned prior to the date hereof.

By executing this proxy, you acknowledge receipt of Zix Corporation’s 2003 Annual Report, Notice of 2004 Annual Meeting of Stockholders and Proxy Statement and revoke any proxy or proxies given by you prior to the date hereof.

Please sign EXACTLY as your name(s) appear(s) on this proxy card. Joint owners must EACH sign personally. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1	Signature 2	Date (dd/mm/yyyy)
		/	/

Proxy — Zix Corporation

BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
AT THE CITYPLACE CONFERENCE CENTER, LONE STAR ROOM
2711 NORTH HASKELL AVENUE, SECOND FLOOR, DALLAS, TEXAS 75204
9:00 a.m. (registration at 8:30 a.m.), Central time, Thursday, May 6, 2004

The undersigned stockholder of Zix Corporation hereby appoints John A. Ryan and Steve M. York, or either of them, as proxies, each with full power of substitution, to vote the shares of the undersigned at the above-stated annual meeting and at any postponement(s) or adjournment(s) thereof.

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS AND WILL BE VOTED ACCORDING TO YOUR DIRECTIONS MADE ON THE REVERSE SIDE. IF YOU DO NOT VOTE ON PROPOSALS 1, 2 OR 3, THIS PROXY WILL BE VOTED “FOR” THOSE PROPOSALS. THE PROXY HOLDERS WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

PLEASE VOTE, SIGN AND DATE ON THE REVERSE SIDE OF THIS PROXY CARD
AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)